Exhibit 10.20

LEASE AGREEMENT
(Single Tenant Facility)

ARTICLE ONE:  BASIC TERMS.

This Article One contains the Basic Terms of this Lease Agreement (this “Lease”) between Landlord and Tenant named below.  Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Terms.

Section 1.01.  Execution Date:  August 23, 2016 (“Execution Date”)

Section 1.02.  Landlord:  GATEWAY 80 INDUSTRIAL, LLC,

a Delaware limited liability company (“Landlord”).

Section 1.03.  Tenant:  BLUE APRON, INC.,
a Delaware corporation (“Tenant”).

a)                                     Land: Approximately 20.849 acres of land, located at Building A within the Gateway 80 Business Park, 2950 Cordelia Road, Fairfield, California, as further legally described in Exhibit “A” (the “Land”).  The Land is more particularly depicted on the Premises Site Plan that is attached hereto as Exhibit “C” and incorporated herein.

b)                                     Premises: The “Premises” will be comprised of the Land and a concrete tilt up building containing approximately 430,500 square feet of industrial and warehouse space and other improvements that will be constructed in accordance with the terms hereof (the “Building”).

c)                                      Project:  The Premises are part of a business center known as Gateway 80 Business Park (“Project”) that includes two other parcels of land as more particularly depicted on the Premises Site Plan and any improvements thereon.

Section 1.04.  Lease Term:  The term of this Lease shall commence on the date that both LI Substantial Completion (as hereinafter defined in Section 23.01(c)) and “LI Substantial Completion” under that certain Lease Agreement by and between Landlord and Tenant dated as of the Execution Date (the “Parking Lease”) have occurred (such date, the “Commencement Date”) and expire on the date which is the last day of the full calendar month One Hundred Twenty-Six (126) months thereafter (“Lease Term”).  Notwithstanding the foregoing, if applicable, the Commencement Date shall be extended to be the earlier of (i) forty-five (45) days following the start of Tenant’s right to early access (as described in Section 2.04); or (ii) commencement of commercial operation of Tenant’s business at the Building.  The initial “Lease Year” shall consist of any partial month following the Commencement Date, and the subsequent twelve (12) full calendar months.  Each subsequent Lease Year shall consist of a consecutive period of twelve (12) full calendar months thereafter.  Upon determination of the

Commencement Date and square footage of the Building pursuant to Article Nineteen, Landlord and Tenant shall promptly execute an acknowledgment form setting forth the actual Commencement Date, acceptance of the Premises and confirmation of the square footage of the Building.  Failure to execute such acknowledgment shall not affect the actual Commencement Date or expiration of this Lease.  Tenant shall have two (2) options to extend the Lease Term of this Lease for consecutive terms of five (5) years each, subject to the terms and conditions set forth in Article Twenty One in the Riders to Lease Agreement.

Section 1.05.  Permitted Uses (See Article Five):  The Premises may be used by Tenant for any business and industrial purpose and associated office and ancillary uses (the “Permitted Use”) and related lawful uses in compliance with (a) all zoning and approval requirements, (b) that certain Declaration of Covenants, Conditions and Restrictions Busch Corporate Center by Anheuser-Busch, Inc., a Missouri corporation, recorded on May 23, 1980 in Book 22670 at Page 36876 in the official records of Solano County, California (as amended, the “ABC CC&Rs”) and (c) that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements by Gateway 80 Industrial, LLC, a Delaware limited liability company, recorded on June 9, 2016 as Document Number 201600047908 in the official records of Solano County, California (the “Gateway CC&Rs” and, together with the ABC CC&Rs, the “CC&Rs”).  As of the Execution Date, Tenant’s intended use of the Premises is for the purpose of selling boxed meals and ingredient kits to consumers, and preparing such meals and ingredient kits.  Tenant agrees to comply during the Lease Term and any Early Access Period with all federal, state and local governmental laws, rules, regulations, Environmental Laws (defined below) and regulations, codes, and ordinances applicable to the use of the Premises, the Building, the Project, or Tenant’s use of the Premises.  Landlord covenants and agrees that during the Lease Term and only for so long as Landlord is the Declarant under the Gateway CC&Rs, Landlord shall not permit the Gateway CC&Rs to be modified in any way that materially adversely affects Tenant’s use of the Premises for the Permitted Use in compliance with Applicable Laws and the CC&R’s.  If at any time Landlord is no longer the Declarant under the Gateway CC&Rs, Landlord shall not vote for, or consent to, any modification of the Gateway CC&Rs that materially adversely affects Tenant’s use of the Premises for the Permitted Use in compliance with Applicable Laws and the CC&R’s.  Landlord shall provide Tenant with prior written notice of any modifications to the CC&Rs applicable to the Premises.

Section 1.06.  Intentionally Deleted.

Section 1.07.  Brokers (See Article Fourteen):  Jones, Lang, LaSalle represents Landlord and CBRE, Inc. represents Tenant (collectively, the “Brokers”).

Section 1.08.  Commission payable to Brokers (See Article Fourteen):  Landlord shall pay a commission to the Brokers in accordance with a separate agreement with Landlord.

Section 1.09.  Security Deposit (See Section 3.02):  $1,343,160 (subject to reduction in accordance with Section 3.02(g)).  The Security Deposit shall be provided via the LOC (defined below) pursuant to Section 3.02.

Section 1.10.  Vehicle Parking Spaces Allocated to Tenant:  Tenant shall be entitled to the exclusive use of all parking spaces located at the Premises in the area specifically identified as Tenant’s parking area on the Premises Site Plan that is attached hereto as Exhibit “C” (the “Tenant’s Parking Area”); provided, however that Landlord shall not be required to monitor the use of the parking spaces located at the Premises to ensure that third parties do not use the parking spaces in the Tenant’s Parking Area located at the Premises.  Subject to Applicable Laws and emergencies, Tenant shall be entitled to enforce its exclusive right to all parking spaces located at the Premises in Tenant’s Parking Area.  Tenant (which includes but is not limited to Tenant or its employees, agents, invitees or contractors) shall not be permitted to park in any other parking spaces at the Project except in the Tenant’s Parking Area and the “Tenant’s Parking Area” under the Parking Lease.  Landlord and/or the applicable authorities under the CC&R’s (subject to Applicable Laws and emergencies) shall be entitled to enforce parking at the Project if Tenant parks outside the Tenant’s Parking Area or the “Tenant’s Parking Area” under the Parking Lease.

Section 1.11.  Rent and Other Charges Payable by Tenant:

a)                                     Base Rent:  Starting on the date that is six (6) months following the Commencement Date (the “Base Rent Commencement Date”), subject to Section 2.03 Tenant will pay Base Rent calculated on the basis of $0.52 per rentable square foot of the Building per month (determined in accordance with Article Nineteen below), and continuing for the next six (6) months.  Thereafter the Base Rent will increase on an annual basis by three percent (3%) starting on month thirteen (13) of the Lease Term, in accordance with the following chart:

Months	Monthly Rent
1-6**	$223,860.00	**
7-12	$223,860.00
13-24	$230,575.80
25-36	$237,493.07
37-48	$244,617.87
49-60	$251,956.40
61-72	$259,515.09
73-84	$267,300.55
85-96	$275,319.56
97-108	$283,579.15
109-120	$292,086.52
121-126	$300,849.12

*Assumes that completed Building is 430,500 rentable square feet.  These amounts may be adjusted per Article Nineteen.

**Abated Rent; Month 1 represents the month following the Commencement Date as defined in Section 1.04.

Tenant shall have a period of Abated Rent during the six (6) month period between the Commencement Date and the Base Rent Commencement Date, represented as Months 1-6 in the Base Rent table in Section 1.11 above.  The Base Rent that would otherwise be paid during such six (6) month period is referred to herein as the “Abated Rent”.  For the purposes of calculating a repayment of Abated Rent (see Section 10.04), monthly Abated Rent shall equal the Base Rent as of the Base Rent Commencement Date.

b)                                     Other Periodic Payments:  For purposes of this Lease, “Other Periodic Payments” shall mean and include:  (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Landlord’s insurance premiums and costs (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.04(c)); (v) Maintenance, Repairs and Alterations (See Article Six); and Common Area Charges (See Section 4.09).  Tenant shall pay one hundred percent (100%) of all periodic payments.  All Other Periodic Payments shall be due during the six (6) month Abated Rent period.

c)                                      Commencement Date Credit:  Commencing upon the Base Rent Commencement Date, Tenant shall be entitled to a further abatement of Base Rent in the amount of Three Hundred Fifty Five Thousand One Hundred Eighty and 19/100 Dollars ($355,180.19) (the “Additional Abated Rent”), to be applied against the next monthly installments of Base Rent due under the Lease following the Base Rent Commencement Date.  The Additional Abated Rent shall be fully earned and payable to Tenant as of the Execution Date and shall not be subject to repayment by Tenant at any time under Section 10.04 or otherwise.

Section 1.12.  Landlord’s Share of Profit upon Assignment or Sublease (See Section 9.05):  Fifty percent (50%) of the profit (the “Landlord’s Share”).

Section 1.13.  Riders and Exhibits:  The following Riders and Exhibits are attached to and made a part of this Lease:

ARTICLE TWENTY-ONE:	OPTION(S) TO EXTEND

ARTICLE TWENTY-TWO:	LANDLORD’S IMPROVEMENTS

ARTICLE TWENTY-THREE:	GENERAL PROVISIONS

ARTICLE TWENTY-FOUR:	INTENTIONALLY DELETED

ARTICLE TWENTY-FIVE:	USE EXCLUSIVITY

ARTICLE TWENTY-SIX:	TENANT’S SECURITY SYSTEM

ARTICLE TWENTY-SEVEN:	ROOF

Exhibit A:	Land Legal Description
Exhibit B:	Tenant LEED Compliance Requirements
Exhibit C:	Premises Site Plan
Exhibit D:	Form of Memorandum of Lease
Exhibit E:	Work Letter
Exhibit F:	Specifications for Landlord’s Improvements
Exhibit G:	Letter of Credit
Exhibit H:	Form of Subordination Non-Disturbance Agreement

ARTICLE TWO:  LEASE TERM.

Section 2.01.  Lease of Premises for Lease Term.  Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Lease Term.  The Lease Term is for the period stated in Section 1.04 above and shall begin and end on the dates specified in Section 1.04 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.

Section 2.02.  Intentionally Deleted.

Section 2.03.  Delay in Commencement.  Landlord will deliver the Premises to Tenant upon LI Substantial Completion.  Landlord shall use commercially reasonable efforts to achieve LI Substantial Completion on or before May 15, 2017 (the “Target Delivery Date”), subject to Force Majeure (pursuant to Section 13.13) and Tenant Delays (as defined in Section 22.01).  Each day of delay due to Tenant Delay and/or Force Majeure events (under either this Lease and/or the Parking Lease) shall extend the Target Delivery Date by one (1) day, provided that Landlord provides written notice to Tenant of any claimed Force Majeure delay not later than ten (10) business days following the commencement thereof.  Except as otherwise set forth herein, Landlord shall not be liable to Tenant in the event Landlord fails to achieve LI Substantial Completion by the Target Delivery Date and such failure shall not affect this Lease or the obligations of Tenant under this Lease except that the Base Rent Commencement Date shall be extended for a period equal to the delay in Landlord’s achievement of LI Substantial Completion beyond the Target Delivery Date.  If the entire Premises is not made available to Tenant by the Target Delivery Date, as may be extended by Force Majeure and Tenant Delays, then Tenant shall be entitled to an abatement of Base Rent equal to one (1) day of Base Rent for each day until the entire Premises are made available to Tenant in the condition required hereunder.  If the Premises are not delivered by July 31, 2017 (the “Termination Date”), as may be extended due to Force Majeure (up to an aggregate maximum of ninety (90) days) and Tenant Delays (without limitation), Tenant may elect to terminate this Lease by providing notice to Landlord within ten (10) business days following the Termination Date but prior to the date that the entire Premises are actually delivered to Tenant in the condition required herein.  In the event of such termination, Tenant shall be entitled to the return of all Rent that it has paid to Landlord up to the date of termination and shall be required to reimburse Landlord for all costs and fees paid or to be paid by Landlord that are attributable to any and all alterations, modifications and/or improvements to the Premises requested or approved in writing by Tenant with respect to Tenant’s use and/or occupancy of the Premises.  In the event of termination pursuant to this Section 2.03, Landlord shall have no obligation to fund the TI Allowance (defined in Section 22.02).  If only a portion of the Premises is ready for Tenant’s occupancy, Tenant may elect to occupy such portion while also earning Base Rent abatements for the unoccupied portion under this Section 2.03 until the date that the entire Premises are delivered to Tenant in the condition required hereunder.  Prior to any occupancy by Tenant of only a portion of the Premises as described above, Tenant must first obtain the consent of Landlord (in Landlord’s sole and absolute discretion) and Landlord and/or Tenant must first have obtained all necessary City of Fairfield (“City”) approvals necessary for such partial occupancy.

Section 2.04.  Early Access.  Landlord shall allow Tenant early access to the Premises approximately forty five (45) days prior to LI Substantial Completion, provided that all of the following have occurred:  (i) this Lease is fully executed and delivered by Landlord and Tenant; (ii) Tenant has paid to Landlord the first month’s Base Rent pursuant to Section 3.01 and the Security Deposit pursuant to Section 3.02; and (iii) Tenant has delivered to Landlord certificates evidencing all insurance required to be carried by Tenant hereunder and similar insurance coverage for any and all of Tenant’s vendors and/or contractors.  Tenant’s early access period will be deemed to begin on the date that Landlord delivers written notice of the commencement of the early access period, subject to the conditions for early access above.  Tenant’s failure to meet any of the conditions for early access shall not extend or delay the Commencement Date.  The purpose of Tenant’s early access is only for Tenant to install racking and other improvements and for no other purpose.  Tenant’s early access to the Premises shall be subject to all of the provisions of this Lease.  However, early access of the Premises shall not advance the expiration date of this Lease.  Tenant shall notify Landlord promptly upon commencing commercial operation of Tenant’s business at the Premises.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant shall reasonably cooperate in order to ensure that Tenant’s early occupancy does not interfere with the work of Landlord or its contractors and in the event of any interference, Landlord shall have the right to immediately terminate Tenant’s early access rights and time lost due to such interference shall be considered a Tenant Delay.  Any materials of Tenant or its contractors, agents or vendors stored in the Premises during such early access period shall be at Tenant’s sole risk and Landlord will have no obligation to secure the Premises prior to the Commencement Date.  Tenant shall access the Premises during the period of early access at Tenant’s sole risk.  Landlord shall not be liable for any destruction, theft, vandalism or any other damage to any personal property placed, kept or stored by or on behalf of Tenant or permitted to be placed, kept or stored by Tenant during any period of early access.  Tenant may not operate out of the Premises until Landlord or Tenant, as applicable, has obtained a temporary or permanent Certificate of Occupancy permitting Tenant’s use of the Premises for the Permitted Uses.  The early access period shall end upon the occurrence of the Commencement Date defined in Section 1.04.

Section 2.05.  Holding Over.  Tenant shall vacate the Premises upon the expiration of the Lease Term or earlier termination of this Lease in the condition required under Section 6.06.  Tenant shall pay Base Rent to Landlord on a per diem basis for each day of any hold over, at a rate equal to one hundred fifty percent (150%) of the Base Rent then in effect and Tenant shall reimburse Landlord for and defend and indemnify Landlord against actual damages which Landlord incurs from Tenant’s delay.  If Tenant does not vacate the Premises upon the expiration of the Lease Term or earlier termination of the Lease in accordance with the terms of this Lease and Landlord thereafter accepts Rent from Tenant, Tenant’s occupancy of the Premises shall be a “month to month” tenancy, subject to all of the terms of this Lease, other than the payment of Base Rent, which shall be paid at a per diem rate as set forth above, and Landlord shall have the right to terminate this Lease and Tenant’s right to occupy the Premises on thirty (30) days’ notice.  Acceptance by Landlord of any Rent after such expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder or result in a renewal of the Lease or any lease and nothing in this Section 2.05 shall limit or restrict Landlord from pursuing any remedies against Tenant for failure to timely vacate the Premises.  If Landlord provides Tenant at least thirty (30) days’ prior written notice of such potential damages, then Tenant shall reimburse Landlord for and defend and indemnify Landlord against actual, incidental and consequential damages which Landlord incurs solely from Tenant’s holdover.

ARTICLE THREE:  BASE RENT.

Section 3.01.  Time and Manner of Payment.  Upon execution of this Lease, Tenant shall pay Landlord the Rent for the first month of the Lease Term, to be credited to the first month after the Base Rent Commencement Date.  On the first day of the second month after the Base Rent Commencement Date and each month thereafter, Tenant shall pay Landlord the Base Rent and Additional Rent in advance, without offset, deduction or prior demand (except as expressly set forth herein).  Rent shall be payable by wire/ACH to such account as Landlord may designate in writing.

Section 3.02.  Security Deposit.

a)                                     Intentionally Deleted.

b)                                     Tenant shall, within ten (10) business days following the mutual execution and delivery of this Lease, cause to be delivered to Landlord the Security Deposit in form of an “ever-green” unconditional, irrevocable letter of credit (“LOC”) naming Landlord as beneficiary and in an original amount equal to $1,343,160 (the “LOC Amount”), subject to reduction during the Lease Term as set forth in Section 3.02(g) below.  The LOC shall be in substantially the form attached hereto as Exhibit “G” and shall be issued by a bank selected by Tenant and acceptable to Landlord, which approval shall not be unreasonably withheld or delayed (the “LOC Bank”).  Without limiting the foregoing, the LOC must permit Landlord to make partial draws on the LOC by sight draft, and must expressly permit one or more transfers of the LOC by Landlord in connection with any sale, assignment, mortgage, encumbrance, or other transfer or disposition (“Transfer”) of the Premises and this Lease (except as required by Lender).  In the event that any transfer fee or other consideration is to be charged by the LOC Bank in connection with such Transfer, the amount thereof shall be paid by Landlord and must be stated as a not to exceed dollar sum and must be reasonably acceptable to Landlord.  The LOC shall be maintained in effect, whether through renewal, amendment, extension or replacement from the date of delivery thereof through the date which is thirty (30) days following the date of expiration or earlier termination of the Lease.  Within thirty (30) days following the date of expiration or earlier termination of this Lease, Landlord shall return the LOC and any remaining balance of the LOC or Security Deposit to Tenant.  A LOC Bank shall be a bank that accepts deposits, maintains accounts and has an office in the Fairfield, California area that will negotiate a letter of credit or otherwise will accept draws by Federal Express or other reputable overnight carriers, has a credit rating and financial condition reasonably acceptable to Landlord, and the deposits of which are insured by the Federal Deposit Insurance Corporation.  Tenant shall pay all costs, expenses, points, and fees incurred by Tenant in obtaining the LOC.  The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Premises, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such Transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

c)                                      Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (i) becomes effective at least ten (10) business days before expiration of the LOC that it replaces; (ii) is in the required LOC Amount; (iii) is issued by a LOC Bank reasonably acceptable to Landlord; and (iv) otherwise complies with the requirements of this Section 3.02.  If the new LOC complies with the terms of this Section 3.02, Landlord shall return the prior LOC to Tenant within ten (10) business days thereafter and reasonably cooperate with Tenant in providing documentation authorizing the issuing bank of the prior LOC to terminate same.

d)                                     Landlord shall hold the LOC as security and support for the performance of Tenant’s obligations under this Lease.  If Tenant defaults on any provision of this Lease, after notice (if such notice is required by this Lease) and failure to cure (if cure is permitted by this Lease) within any applicable period provided in this Lease, Landlord may, without prejudice to or limitation of any other remedy it has, draw on all or any portion of the LOC necessary to (i) pay Base Rent, Additional Rent, or other sums in default; (ii) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Article Ten; and/or (iii) compensate Landlord for any expense, loss, liability, or damage that Landlord may suffer because of Tenant’s default.  If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC as a LOC Security Deposit (as defined below).

e)                                      Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the “LOC Security Deposit”).

f)                                       If Landlord draws on any portion of the LOC in accordance with the terms of this Article Three, Tenant shall, within ten (10) business days after written demand by Landlord, either (i) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Section 3.02; or (ii) reinstate the LOC to the full LOC Amount, in which event any LOC Security Deposit then held by Landlord in excess of the then full LOC Amount shall be returned to Tenant within ten (10) business days.  Tenant’s failure to comply with this Section 3.02(f) shall be a material default under this Lease.

g)                                      If at any time during the Lease Term any of the interests in or stock of Tenant is or becomes publicly traded on the New York Stock Exchange or NASDAQ and Tenant is subject to compliance with the periodic reporting requirements of the Securities and Exchange Act of 1934 (as amended), the LOC Amount shall be promptly reduced to an amount equal to $447,720.

Section 3.03.  Termination; Advance Payments.  Within thirty (30) days after expiration of the Lease Term or an earlier termination of this Lease that does not arise from Tenant’s default, provided Tenant has vacated the Premises as required by this Lease, Landlord shall refund to Tenant any unapplied advance Rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease, subject to any off-set for any Tenant obligation to reimburse Landlord for costs which are unpaid.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT.

Section 4.01.  Additional Rent.  All charges, costs and amounts payable by Tenant under this Lease other than Base Rent are called “Additional Rent”.  The term “Rent” shall mean Base Rent and Additional Rent.  Notwithstanding any provision in this Lease to the contrary, Additional Rent will begin to accrue beginning on the Commencement Date and shall be payable in advance based upon the amount set forth in an Estimate (as defined below) but subject to adjustment after the end of the year on the basis of the actual amounts for such year.  The Additional Rent set forth in the Estimate, subject to adjustment as provided in Section 4.11 herein, shall be due and payable at the same time and in the same manner as the time and manner of the payment of monthly Base Rent as provided herein.

Section 4.02.  Property Taxes.

a)                                     Real Property Taxes.  Tenant shall pay all Real Property Taxes on the Premises (including without limitation any fees, taxes or assessments against, or as a result of (i) any change of ownership, except excise taxes or other “transfer taxes,” (ii) reassessment, and (iii) improvements installed on the Premises by or for the benefit of Tenant) during the Lease Term.

b)                                     Definition of “Real Property Tax”.  “Real Property Tax” means all real property taxes, assessments and similar charges in connection with the Premises, including, without limitation:  (i) any fee, license fee, license tax, business license fee, excise tax, commercial rental tax, levy charge, assessment, interest or tax imposed by any taxing authority against the Premises; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iii) any real estate tax imposed upon this transaction or based upon a re-assessment of the Premises due to a change of ownership, as defined by Applicable Laws, or as a result of additional improvements to the Premises; (iv) any tax or charge for a local improvement district; and (v) any charge or fee replacing any tax previously included within the definition of real property tax.  Real Property Tax does not, however, include Landlord’s federal or state income, business and operations, capital stock, corporate stock, capital gains, gift, franchise, inheritance, estate, interest, penalties, excise or other “transfer” taxes.

c)                                      Joint Assessment.  If the Premises is not separately assessed, Landlord shall reasonably determine the Real Property Tax attributable to the Premises from the assessor’s worksheets or other reasonably available information.

d)                                     Personal Property Taxes.

(i)                                     Tenant shall be responsible for payment of all taxes charged against trade fixtures, furnishings, equipment or any other personal property located on the Premises prior to the same becoming delinquent.  Tenant shall use commercially reasonable efforts to have its personal property taxed separately from the Premises.

(ii)                                  If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for Tenant’s personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes accompanied with a copy of the personal property tax bill.

e)                                      Except as otherwise expressly provided below, only Landlord may institute proceedings to reduce the assessed valuation of the Premises or to contest the Real Property Taxes, and the continuation of any such proceeding by Tenant without Landlord’s consent after notice and the expiration of applicable cure periods shall constitute a default.  Notwithstanding the foregoing, following receipt of an assessed value notification or Real Property Tax bill (“Tax Charge”) from Solano County Landlord shall notify Tenant in writing, not less than thirty (30) days prior to the final date that any appeal of the Tax Charge must be filed, and whether or not Landlord intends to appeal the Tax Charge.  Landlord shall, if Landlord declines to contest such Tax Charge, allow Tenant to contest such Tax Charge (in which event, Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to contest such Tax Charge, provided that Tenant’s indemnity of Landlord as set forth in Section 5.05 below shall apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of such ministerial acts).  Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants fees) incurred by Landlord in attempting to protest, reduce or minimize the Valuation shall be included in Real Property Taxes in the year such expenses are paid.  If Tenant elects to contest the Valuation on Landlord’s behalf as provided hereinabove, then Tenant shall pay all costs and expenses incurred in pursuing such contest (including, without limitation, any documented out-of-pocket costs reasonably incurred by Landlord in connection with its cooperation, which shall be reimbursed by Tenant within thirty (30) days after receipt of an invoice therefor).

Section 4.03.  Utilities.  Tenant shall pay, directly to the appropriate utility provider (or to Landlord for services not billed directly to Tenant, the cost of all natural gas, electric, heat, light, power, sewer service, telephone, water, snow removal, refuse disposal and all other utilities and services supplied to the Premises.

Section 4.04.  Insurance Policies.

a)                                     Liability Insurance.  During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance insuring Tenant and the Premises against liability for bodily injury, property damage (including without limitation loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises.  The general liability policy shall be on an occurrence form.  Tenant shall name Landlord, and Landlord’s property manager, Landlord’s lender and any other party requested by Landlord, as additional insured’s under such policy.  The initial coverage amount of such insurance shall be FIVE MILLION DOLLARS ($5,000,000.00) per occurrence and in the aggregate.  Tenant may use a combination of primary and umbrella policies to achieve the limits listed above.  The liability insurance obtained by Tenant under this Section 4.04(a) shall:  (i) be primary and non-contributory to any insurance carried by Landlord; (ii) contain severability of interests endorsements, (iii) contain cross-liability endorsements; and (iv) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant or Tenant’s agents, employees, contractors, licensees or invitees.  Landlord’s insurance shall be excess and non-contributory with respect to Tenant’s insurance.  The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligations under this Lease.

b)                                     Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain “all-risk” policies of insurance covering loss of or damage to the Premises in the full amount of the replacement value thereof.  Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk including earthquake), sprinkler leakage and any other perils which Landlord deems reasonably necessary or which are required by Landlord’s lender.  Landlord may also, in Landlord’s sole and absolute discretion, obtain comprehensive general liability insurance in an amount and with coverage to be determined by Landlord insuring Landlord against liability arising out of the ownership, operation or use of the Premises by Landlord.  The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by or on behalf of Tenant in or on the Premises.  During the Lease Term, Landlord shall also maintain business interruption coverage, with loss payable to Landlord, in an amount equal to one (1) year’s Base Rent, plus estimated Real Property Taxes and insurance premiums.  Tenant, at its own expense, also shall maintain during the Lease Term, fire and extended coverage property insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements installed or placed on or around the Premises, or on the Land, for the benefit of Tenant, and (ii) the full replacement cost of all personal property contained within the Premises or the Land and (iii) business interruption insurance (collectively, “Tenant’s Property Insurance”).  Tenant’s Property Insurance shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk including earthquake), sprinkler leakage and any other perils which Tenant deems reasonably necessary.  Tenant shall also carry at all times Workers Compensation insurance as required by applicable law.

c)                                      Pollution Legal Liability insurance.  During the Lease Term and any early access period, Tenant shall maintain pollution legal liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property), legal defense and remediation, and personal injury arising out of the operation, use or occupancy of the Premises.  The pollution legal liability insurance shall be in an initial amount of not less than FIVE MILLION DOLLARS ($5,000,000.00) per occurrence and in the aggregate.  Tenant shall name Landlord, and Landlord’s property manager, Landlord’s lender, and any other party that Landlord may request, as additional insured’s under such policy.  Notwithstanding the foregoing, so long as the current occupant at the Premises’ use of the Premises is primarily limited to the use set forth in Article 25 (Use Exclusivity), the foregoing requirement of this Section 4.04(c) shall be inapplicable to Tenant and of no force or effect.

d)                                     Payment of Premiums.  During the Lease Term, Tenant shall pay one hundred percent (100%) of all premiums for Landlord’s insurance policies described in this Section 4.04, as Additional Rent, and Tenant shall pay one hundred percent (100%) of all premiums for Tenant’s insurance policies described in this Section 4.04.  If insurance policies maintained by Landlord cover improvements on real property other than the Premises, Landlord shall deliver to Tenant a statement of the premium applicable to the Premises showing in reasonable detail how Tenant’s share of the premium was computed.  Before the Commencement Date, Tenant shall deliver to Landlord insurance certificates for insurance which Tenant is required to maintain under this Section 4.04.  Prior to the expiration of any such policy, Tenant shall deliver to Landlord a replacement or renewal of such policy.

e)                                      General Insurance Provisions.

(i)                                     Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to endeavor to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)                                  If Tenant fails to deliver to Landlord a policy or renewal required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent and not replaced by Tenant prior to the effective date of such cancellation, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)                               Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-, VIII, or better, as set forth in the most current issue of “Best Key Rating Guide”.  Landlord and Tenant make no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests.  Therefore, each party may obtain any such additional property or liability insurance which each deems necessary to protect its interests.

(iv)                              Notwithstanding the provisions of Section 5.05, Landlord and Tenant each hereby release each other and their respective agents and employees, from responsibility and liability for and waive any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other, for loss of or damage to its property, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) or required to be carried by each of them at the time of such loss or damage.  Upon obtaining the required policies of insurance, each party shall provide notice to the insurance carrier or carriers of this mutual waiver, as required by such policies, and shall cause its respective insurance carriers to waive all rights of subrogation against the other.

(v)                                 If a loss covered by insurance is incurred, Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies maintained pursuant to this Section 4.04 and up to twenty five thousand dollars ($25,000.00) per occurrence of any deductible under Landlord’s policies maintained pursuant to this Section 4.04.  The deductible amount for Tenant’s policies for all risks other than earthquake shall not exceed TWENTY FIVE THOUSAND DOLLARS ($25,000.00) per occurrence.  Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

Section 4.05.  Late Charges.  Tenant’s failure to pay Rent promptly may cause Landlord to incur unanticipated costs.  The exact amount of such costs is impractical or extremely difficult to ascertain.  Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease for, or mortgage or trust deed encumbering, the Premises.  Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount as Additional Rent; provided that there shall be no late charge for the first late payment of Rent in any calendar year so long as such late payment is made in full within twenty (20) days of its original due date.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06.  Interest on Past Due Obligations.  Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eight percent (8%) per annum from the due date of such amount until paid in full.  However, interest shall not be payable on late charges to be paid by Tenant under this Lease.  The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.  If the interest rate specified in this Section is higher than the rate permitted by Applicable Laws, the interest rate is hereby decreased to the maximum legal interest rate permitted by Applicable Laws.

Section 4.07.  Impounds for Other Periodic Payments.  Tenant shall pay Landlord a sum equal to Landlord’s reasonable estimate (an “Estimate”) of the amount that is one-twelfth (1/12) of the annual Other Periodic Payments payable by Tenant to Landlord under this Lease.  Landlord shall deliver the Estimate for each calendar year to Tenant not later than January 31 of such calendar year.  If Landlord fails to deliver the Estimate for a calendar year, then Tenant shall pay its share of Other Periodic Payments based upon the Estimate for the prior calendar year until an updated Estimate is received.  Tenant shall pay the applicable Estimate together with each payment of Base Rent.  Landlord shall hold such payments in a non-interest bearing impound account.  At the end of each calendar year, Landlord shall reconcile the amount of all Other Periodic Payments made by Tenant pursuant to Estimates for such calendar year (the “Reconciliation”) and shall deliver the Reconciliation to Tenant not later than May 1 of the calendar year following the calendar year that is the subject of the Reconciliation.  If Tenant’s total Other Periodic Payments paid pursuant to this Lease for the period subject to such Reconciliation are less than Tenant’s share of the actual Other Periodic Payments made by Landlord, including all costs and fees related thereto and permitted to be charged to Tenant hereunder for such period, then Tenant shall pay to Landlord the difference within thirty (30) days following demand therefor.  If Tenant’s total Other Periodic Payments paid pursuant to this Lease for the period subject to such Reconciliation are more than Tenant’s share of the actual Other Periodic Payments made by Landlord for such Other Periodic Payments, including all costs and fees related thereto and permitted to be charged to Tenant hereunder for such period, Landlord shall promptly refund the balance of such excess to Tenant after first crediting the excess to the next monthly payment by Tenant for Tenant’s share of such Other Periodic Payments.

Section 4.08.  Management Fees.  Tenant shall reimburse Landlord monthly for management fees and expenses, including without limitation property management accounting fees, incurred by Landlord in connection with the Premises (“Management Fees”) in an amount not greater than one and three fourths percent (1.75%) of the Rent billed to Tenant in the applicable month, however Landlord shall not assess a separate management fee in addition to actual Management Fees incurred by Landlord.

Section 4.09.  Common Area Charges.  “Common Area Charges” shall mean the actual out-of-pocket amount (without markup or profit) of reasonably necessary arm’s length costs incurred by the Landlord, if applicable, for maintenance, repairs and replacements to the portions of the Project, if any, that jointly benefit the Premises and all or some of the remaining parcels in the Project (“Common Areas”).  Tenant shall pay only its Pro Rata Share of Common Area Charges in monthly escrows to Landlord as part of the Other Periodic Payments set forth in Section 1.11(b) of this Lease.  The Common Area Charges shall include, without limitation, the following costs:  utility charges from the utility provider for house meter/exterior electricity and street lighting in the Common Areas, repair, maintenance and replacements to the Common Area drives and sidewalks, maintenance, repairs and replacements to Common Area signage structures, maintenance of landscaping of the Common Areas, routine irrigation (water/sewer) for the Common Areas, Common Area snow removal, routine backflow testing for irrigation.  Tenant’s initial “Pro Rata Share” of the Common Area Charges shall mean (i) except as relates to the detention ponds and storm water/ storm drainage systems, the percentage calculated as the number of rentable acreage of the Land as provided in this Lease divided by the number of rentable acreage of all the parcels in the Project as applicable to the charge(s), and (ii) as it relates to the detention ponds and storm water/ storm drainage systems, the percentage calculated as the number of rentable acreage of the Land as provided in this Lease divided by the number of rentable acreage of all the land within parcels 1, 2, and 3 of the Project as the same are described/depicted on Exhibit “C”.  Notwithstanding the foregoing, to the extent expenses and charges within the Common Areas are separately metered or otherwise billed individually to each parcel in the Project, the Pro Rata Share concept will not apply and charges will be passed through to the Tenant as incurred.  With the limited exception of the Common Area Charges, Tenant shall be responsible for one hundred percent (100%) of all other charges for the Premises that Landlord is entitled to pass through to Tenant elsewhere under this Lease.  Notwithstanding anything contained herein to the contrary, Common Area Charges shall not include:  (i) depreciation of the Project or any equipment used or located therein; (ii) real estate brokerage commissions; (iii) legal fees incurred in connection with:  (a) leasing at the Project, (b) any sale or financing of the Premises or Project, (c) violations of Applicable Law which Landlord is responsible for remedying hereunder or (d) disputes with tenants, lenders or prospective purchasers; (iv) capital expenditures (except when such capital expenditures are incurred to comply with applicable laws, ordinances or regulations first enacted after the Commencement Date, in which case such expenditures shall be amortized over their useful life); (v) the cost of tenant installations and construction allowances provided to other tenants; (vi) interest or principal payments on any mortgage or deed of trust or any ground lease payments; (vii) any cost or expenditure for which Landlord is reimbursed other than through reimbursements by tenants of Common Area Charges; (viii) costs of any services furnished to other tenants but which Landlord does not furnish to Tenant; (ix) expenses incurred for repairs or maintenance if such repairs or maintenance is required (a) because of the gross negligence or willful misconduct of Landlord or (b) to bring the Project into compliance with applicable code regulations effective as of the Commencement Date; (x) the cost of original land of the Project or any subsequent land acquisition related to the Project; (xi) the cost of original construction of the Project or any additional or new construction pursuant to expansion; (xii) costs resulting from defects in design, construction or workmanship of the Premises, including Landlord’s Improvements; (xiii) insurance costs (a) for Landlord’s errors and omissions insurance, (b) for Landlord’s pollution legal liability insurance (so long as the current occupant at the Premises’ use of the Premises is primarily limited to the use set forth in Article 25 (Use Exclusivity)), or (c) on any other tenant’s space; (xiv) the cost of any hazardous materials remediation work; (xv) costs of Landlord related to the formation of the ownership entity constituting Landlord or its members; (xvi) any bad debt loss or rent loss; (xvii) costs in the nature of penalties or fines (unless arising directly from the acts or omissions of Tenant); (xviii) wages, salaries, and other compensation paid to any executive of Landlord or Landlord’s property manager above the grade of property manager for the Project; or (xviii) reserves for future expenses.

Section 4.10.  Cap on Controllable Expenses.  Notwithstanding any provision in this Lease to the contrary, Controllable Expenses (as hereinafter defined) shall not increase by more than four percent (4%) per annum, on a cumulative and compounding basis, throughout the Lease Term (as may be extended).  For purposes of this Section, “Controllable Expenses” shall mean the sum of all Other Periodic Payments which the Landlord is responsible for, as determined in accordance with the terms of this Lease, other than (i) Real Property Taxes; (ii) insurance premiums; (iii) utilities; (iv) snow and ice removal expenses; (v) security; (vi) trash service; (vii) fire protection monitoring; (viii) alarm monitoring; (ix) municipal fees or charges; and (x) maintenance costs under Sections 6.03(a)(i), 6.03(a)(iv), and 6.03(a)(v) (to the extent such maintenance costs under Section 6.03(a)(v) relate to the Common Areas).

Section 4.11.  Audit.  In the event of any dispute as to any Other Periodic Payments due hereunder which Landlord is responsible for, Tenant, an officer of Tenant or an independent, certified public accounting firm reasonably acceptable to Landlord (the “Accountants”) shall have the right, within one hundred eighty (180) days following receipt of the Reconciliation, after reasonable notice and at reasonable times to inspect Landlord’s books and records (including, without limitation, applicable invoices) as shall be necessary for Tenant to verify, at Tenant’s cost and expense, actual Other Periodic Payments for the then most recent calendar year of the Lease Term (an “Audit”) and Tenant shall promptly deliver such Audit to Landlord.  If Landlord disputes the results of such Audit, a certification as to the proper amount of Other Periodic Payments and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant.  If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Tenant shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s share of Other Periodic Payments due by Tenant for the period in question (the “Certification”); provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Other Periodic Payments to which Tenant is now objecting or the accountant who conducted Tenant’s Audit.  If the Certification reflects that Tenant has overpaid Tenant’s share of Other Periodic Payments for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Base Rent or, at the request of Tenant, promptly refund such excess to Tenant and the cost of the Certification and the Audit shall be paid by Landlord and conversely, if Tenant has underpaid Tenant’s share of Other Periodic Payments, Tenant shall promptly pay such additional share of Other Periodic Payments to Landlord within thirty (30) days after demand therefor by Landlord and the cost of the Certification and the Audit shall be paid by Tenant.  If no Certification process occurs and any Audit shows that the aggregate amount of Other Periodic Payments paid by Tenant in the applicable period was overstated by Landlord pursuant to the reports described above by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs and expenses incurred by Tenant in connection with such Audit.

ARTICLE FIVE:  USE OF PROPERTY.

Section 5.01.  Permitted Uses.  Tenant may use the Premises only for the Permitted Uses set forth in Section 1.05 above.

Section 5.02.  Manner of Use.  Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any statute, law, including without limitation all environmental laws, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Occupational Safety and Health Act and the Americans with Disabilities Act of 1990 and any similar state statute, as may be amended (“ADA”), code, ordinance, rule or regulation, matter of record, or governmental regulation or order (collectively, the “Applicable Laws”), or which violates the provisions of the CC&Rs, or which constitutes a public nuisance or waste.  Tenant shall obtain and pay for all permits, licenses and approvals required for Tenant’s use of the Premises and shall promptly take all actions necessary to comply with all Applicable Laws.  Tenant’s city approved commodity and/or specific use of the Premises may require specific costs and/or work to be performed related to emergency egress lighting, hose racks, in rack sprinklers or any other fire and/or life safety requirements.  Any and all such costs and work to be performed related thereto shall be the sole responsibility of Tenant and at Tenant’s sole cost and expense.  Tenant may use and access the Premises twenty four (24) hours per day, seven (7) days per week, three hundred sixty five (365) days per year.

Section 5.03.  Hazardous Materials.

a)                                     As used in this Lease, the term “Hazardous Material” or “Hazardous Substance” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including without limitation any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, collectively, “Environmental Laws”.

b)                                     Tenant shall not cause or permit any Hazardous Materials to be generated, used, stored, treated, released, or disposed of in or about the Premises, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, provided that Tenant may use and store Hazardous Materials used in the normal course of Tenant’s operation of its day to day business, so long as such materials are used in accordance with Environmental Laws.  Notwithstanding anything in this Lease to the contrary, in no event shall the installation or use of any storage tanks on the Premises be permitted.

c)                                      Landlord has provided Tenant with a copy of the Phase I Environmental Site Assessment prepared by Cardno ATC, dated March 30, 2015 and the Limited Phase II ESA and Irrigation Well Decommissioning Report prepared by ATC Group Services LLC and dated April 19, 2016 (collectively the “Environmental Report”).  Tenant shall in no event have any liability to Landlord or any third party with regard to any such pre-existing condition of the Premises prior to the Commencement Date of this Lease, or any earlier occupancy of the Premises by Tenant except and to the extent any such condition is aggravated or exacerbated by Tenant.  Tenant shall provide to Landlord in writing a list of any materials and products to be stored, used or otherwise managed at the Premises that may be considered Hazardous Materials by the Commencement Date of this Lease and annually thereafter, and will in any event use, store and dispose of such materials and products in accordance with all Applicable Laws.  Landlord and Tenant shall each promptly deliver to the other a copy of any notice of violation of any Applicable Law issued to such party and relating to the Premises.

d)                                     Tenant, at its sole cost and expense, subject to Landlord’s written approval, as to the means of removal and disposal, shall promptly and in any event within the time period required by Applicable Law and/or governmental authority, remove all Hazardous Materials stored, disposed of, or released in violation of the terms of this Lease or Applicable Law (to the extent caused or permitted to be caused by the acts or omissions of Tenant or its employees, agents, invitees, or contractors) onto or from the Premises, in a manner that (i) complies with all Applicable Law; and (ii) does not require the recording of any deed restriction or notice regarding the Premises.  If Tenant fails to perform such work in accordance with the terms of this Lease, Landlord may at its discretion but without obligation to do so, and without waiving any other right or remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work and Tenant shall promptly reimburse Landlord for all such costs incurred by Landlord and such obligation shall survive the expiration or earlier termination of this Lease.

e)                                      Landlord shall have access to, and a right to perform inspections and tests of, the Premises (in each case at Landlord’s sole cost and expense unless a violation is discovered for which Tenant is responsible under this Lease, in which event Tenant shall reimburse Landlord for all costs in connection with such tests and inspections) to determine Tenant’s compliance with Applicable Laws, its obligations under this Section 5.03, and/or the environmental condition of the Premises.  Such access by Landlord shall be upon reasonable prior notice (except in the event of an emergency) to Tenant and shall be subject to Tenant’s reasonable safety and security requirements.

Section 5.04.  Signs and Auctions.  Landlord shall have no obligation to construct any monument signage.  However, in the event that monument signage for the Premises is constructed at the Premises, Tenant shall be entitled to a minimum of one panel space at the top of (i.e., appearing above any other tenants’ names) such monument signage for the Premises (i.e. with respect only to the Building), the design of which shall be subject to Landlord’s reasonable approval and the size of which shall be as set forth in the signage guidelines in the Gateway CC&Rs.  Tenant shall have the right to place signage on the exterior of the Building identifying Tenant, the size, location and design of which shall be in accordance with Applicable Laws and pursuant to the signage guidelines set forth in the applicable CC&Rs.  Tenant shall be entitled to the entirety of such monument sign so long as the Tenant is the sole Tenant in the Building.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.  All signage will be at the sole cost and expense of Tenant, and Tenant shall first obtain all required permits and approvals by regulatory authorities having jurisdiction.  Tenant shall be responsible for all costs in connection with Tenant’s signage, including without limitation, design, installation, maintenance, repair, and removal.  Tenant shall maintain all such signage in good condition in repair and shall remove all such signage (except for the monument base structure, if applicable) at the expiration or earlier termination of this Lease and promptly repair any damage to the Premises caused by such removal, all at Tenant’s sole cost and expense.

Section 5.05.  Indemnity.

a)                                     Except to the extent arising out of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify defend, and hold Landlord harmless from any and all costs, claims, actions, suits, expenses, and liability arising out of or in connection with:  (i) the use or occupancy of the Premises by Tenant or its agents, employees, contractors, licensees or invitees during the Lease Term or early access period; (ii) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises caused by Tenant or its agents, employees or contractors during the Lease Term or early access period; (iii) any breach or default in the performance of Tenant’s obligations under this Lease; (iv) any misrepresentation or breach of warranty by Tenant under this Lease; and (v) any other negligent or willful acts or omissions of Tenant or its employees, agents, contractors, licensees or invitees with respect to the Project.  Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord.  As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct.  As used in this Section 5.05, the term Tenant shall include Tenant’s Affiliates and the term Landlord shall include Landlord’s Affiliates.

b)                                     This Section 5.05 shall survive the expiration or earlier termination of this Lease.  As used in this Section 5.05, the term Tenant shall include Tenant’s Affiliates and the term Landlord shall include Landlord’s Affiliates.  “Affiliates” means with respect to a party (i) that party’s partners, co-members and joint venturers, (ii) each corporation or other entity that is a parent or subsidiary of that party, (iii) each corporation or other entity that is controlled by or under common control of a parent of such party, and (iv) the directors, officers, members, managers, employees and agents of that party and each person or entity described in clauses (i) through (iii).

The indemnification obligations contained in this Section 5.05 shall not be limited by any worker’s compensation, benefit or disability laws, and Tenant hereby waives any immunity that Tenant may have under any worker’s compensation, benefit or disability laws.  LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH INDEMNIFICATION PROVISION OF THIS LEASE (INCLUDING THOSE RELATING TO WORKER’S COMPENSATION BENEFITS AND LAWS) WAS SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

Section 5.06.  Landlord’s Access.  Landlord or its agents may enter the Premises at all reasonable times, subject to Tenant’s reasonable confidentiality, health, safety and security requirements, to show the Premises to potential buyers, lenders, or investors and to conduct such tests and inspections as required in connection therewith by such potential buyers, lenders or investors (and to prospective tenants during the last nine (9) months of the Lease Term or earlier if Tenant fails to exercise its Option to Extend or vacates the Premises or terminates the Lease in accordance with the terms of this Lease); to inspect and conduct tests in order to monitor Tenant’s compliance with the terms of this Lease and all Applicable Laws; and to perform any work required of Landlord under this Lease.  Tenant shall have the right to accompany Landlord at any time that Landlord is in the Premises and any entry may be subject to the requirement that all entrants comply with Tenant’s reasonable customary security policies related to such entry, notwithstanding the foregoing, Tenant’s consent to Landlord’s access shall not be unreasonably withheld, conditioned or delayed.  Landlord shall give Tenant notice one (1) business day in advance of such entry, except in the case of an emergency.  Landlord may place customary “For Sale” signs on the Premises at any time and “For Lease” signs on the Premises during the last nine (9) months of the Lease Term or earlier if the Tenant fails to exercise its Option to Extend or vacates the Premises or terminates the Lease in accordance with the terms of this Lease Term.

Section 5.07.  Quiet Possession.  So long as Tenant is not in default of this Lease beyond any applicable cure period, Landlord shall not disturb Tenant’s quiet possession of the Premises and Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS.

Section 6.01.  Existing Conditions.  Except as otherwise specifically provided herein (including Landlord’s representations set forth in Section 17.01) and subject to completion of the Landlord’s Improvements, Tenant accepts the Premises in its “As Is”, “where is” and “with all faults” condition as of Tenant’s execution of this Lease, subject to all Applicable Laws.  Except as otherwise specifically provided herein (including Landlord’s representations set forth in Section 17.01), Tenant acknowledges that neither Landlord nor any other party on behalf of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use and Tenant waives any and all rights under California Civil Code Sections 1941 and 1942.  Tenant has made its own inspection of and inquiry regarding the condition of the Premises, including without limitation zoning and is not relying on any representations of Landlord or any other party on behalf of Landlord in any respect except as set forth in this Lease.

Section 6.02.  Exemption of Landlord from Liability.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, agents, contractors, licensees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; or (c) conditions arising in or about the Premises, or from other sources or places.  Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.  The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 6.03.  Landlord’s Obligations.

a)                                     Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), and subject to the warranties set forth in Article Seventeen, Landlord shall maintain, repair and replace, as necessary, the following in order to keep the same in good order, condition and repair:  (i) the Common Areas, (ii) all structural elements of the Building, including without limitation, the foundations, exterior walls, structural integrity of the floor slab (excluding floor surface, coatings, and coverings), (iii) all components of electrical and plumbing systems and facilities located outside the Building, (iv) all parking areas, driveways, sidewalks, lighting and landscaped areas located in or around the Premises and serving the Premises, and (v) maintenance and repair of the portions of the Premises located outside of the Building, including without limitation landscaping and snow or ice removal.  Notwithstanding the foregoing, Landlord shall not be responsible for repair or replacement of Tenant’s installations and/or modifications whether or not such improvements were installed as Tenant Improvements (as defined in Section 22.02 below).  Landlord shall be responsible for replacement of the Building’s roof structure, but not repairs, which shall be the obligation of the Tenant.

b)                                     Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.03(a) above as Additional Rent, with the limited exception of costs in connection with repairs of the structural portions of the exterior walls, slab (excluding freezer area), and roof.  The Building is subject to a minimum LEED Certification requirement.  Landlord shall be responsible for the costs of obtaining LEED certification.  Notwithstanding the foregoing, Tenant’s obligations set forth in Exhibit “B” are not included as costs Landlord incurs under this Section 6.03(b).

c)                                      Upon written request by Tenant, Landlord shall grant, upon commercially reasonable terms, and subject to lender approval, a non-exclusive license coterminous with the Lease Term to one or more reputable telecommunications utility provider(s) designated by Tenant (any such utility, an “Approved Fiber Provider”), to permit any such Approved Fiber Provider:  (i) to bring such Approved Fiber Provider’s conduit and fiber to the Premises from locations outside the Premises and within the Project if required in order to access the Premises and (ii) to permit any such Approved Fiber Provider to maintain and operate, at the sole cost and expense of such Approved Fiber Provider, such conduit and fiber at the Project and Premises.  Landlord shall not charge any Approved Fiber Provider any rent or fees in connection with any such license granted pursuant to this Section.

Section 6.04.  Tenant’s Obligations.

a)                                     Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation), and except for Landlord’s obligations set forth in Section 6.03 and Section 22.01 hereof, Tenant shall keep all portions of the Premises in good order, condition and repair, including all the nonstructural, interior portions of the Premises in good order, condition and repair, including Tenant’s improvements, the electrical and plumbing systems and facilities located inside the Building and serving the Premises, including within the walls of the Building, all windows, doors, plate glass and interior walls and partitions (including without limitation those surrounding structural columns entirely or partly within the Building), the interior drywall on exterior structural walls; the frames, casements, doors, windows and openings installed in or on the improvements described in the foregoing or that provide entry/exit to/from the Building, all hardware, fixtures, cabinetry, railings, paneling, and finishes in the Premises or that are installed in or on the improvements described in the foregoing, integrated ceiling systems (including without limitation grid, panels and lighting), floor surface, coatings, and coverings, kitchen, rest room, laboratory or other similar facilities that exclusively serve the Premises (including without limitation plumbing fixtures, toilets, sinks and built-in appliances), sprinkler, plumbing, heating, ventilating, air conditioning, electrical, metering, lighting, communications, security systems, drainage, sewage, waste disposal, vertical transportation systems, fire/life safety systems, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises, including without limitation the parts of each system that are connected from the common point of distribution for each system to and throughout the Premises.  Subject to the warranties set forth in Article Seventeen Tenant shall be responsible for maintenance, but not replacement, of the Building’s roof system.  If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as may be extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as may be extended).  Tenant shall maintain throughout the Lease Term a preventative maintenance contract providing for the regular inspection and maintenance of all heating and/or air conditioning systems within the Premises by a licensed heating and air conditioning contractor reasonably acceptable to Landlord and Tenant shall provide a copy of the same to Landlord upon Landlord’s request.  It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in good state of repair and operational.  Landlord will assign to Tenant all warranties for any Building component or system to be maintained by Tenant that are assignable and pass through to Tenant the benefit thereof to the extent not assignable.  For avoidance of doubt, Tenant shall have the right at all times during commercial operation at the Premises to designate the set point for the Building’s heating, ventilation and air-conditioning systems.  In the event that Tenant ceases commercial operation at the Premises, then its right to designate the set point for the Building’s heating, ventilation and air-conditioning systems shall cease and shall become a right of Landlord’s.

b)                                     Notwithstanding anything to the contrary in this Lease, but subject to the waiver of subrogation set forth in Section 4.04(e)(iv), if any part of the Premises is damaged by any negligent or willful act or omission of Tenant, or its agents, employees, contractors, licensees or invitees, Tenant shall promptly repair (or if necessary, replace) the same as provided herein, or at Landlord’s election pay Landlord the full cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of repairing or replacing such property.

c)                                      Tenant shall fulfill all of Tenant’s obligations under this Section 6.04, at Tenant’s sole cost and expense.  If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) business days’ prior notice to Tenant (except that no notice shall be required in the event of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant.  In such case, Tenant shall reimburse Landlord for all reasonable and documented third-party costs incurred by Landlord in performing such maintenance, repair or replacement within thirty (30) days following demand.

Section 6.05.  Alterations, Additions, and Improvements.

a)                                     Tenant shall not make any improvements to the Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, except for non-structural alterations or improvements which are not visible from the outside of the Building and which do not exceed One Million Dollars ($1,000,000) in the aggregate annually.  Landlord shall respond to any request for approval of alterations or improvements requiring Landlord’s consent not later than ten (10) business days following receipt of request, and if Landlord fails to respond within such ten (10) business day period, then Tenant shall provide notice to Landlord of such failure and Landlord shall have a second period of five (5) business day period to respond to the request.  If Landlord fails to respond within such second five (5) business day period, then Landlord shall be deemed to have consented to the applicable alteration or improvement.  A response by Landlord seeking clarification of Tenant’s request shall not be deemed a failure to respond if delivered within the foregoing periods.  Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord’s written request.  All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all Applicable Laws, lien free, by a licensed contractor and, if Landlord’s consent is required, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Upon completion of any alterations, additions, or improvements by Tenant, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.

b)                                     Tenant shall pay when due all claims for labor and material furnished to the Premises and keep the Premises free and clear of all liens and encumbrances for work contracted for by Tenant.  In the event a lien is filed against the Premises, upon Tenant’s receipt of notice of any such lien, Tenant shall cause such lien to be released from the Premises within ten (10) business days of receipt of such notice.  Tenant shall give Landlord at least ten (10) business days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required and Landlord may elect to record and post notices of non-responsibility on the Premises.

Section 6.06.  Condition upon Termination.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in good condition and repair, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease.  In addition, Landlord may require at the time it provides approval thereof, that Tenant remove any alterations, additions or improvements, all at Tenant’s expense and without damage to the Premises; provided that if Landlord does not provide notice of the requirement to remove at the time of approval, Tenant shall not be required to remove the applicable alterations, additions or improvements.  If no Landlord consent is required to an alteration, addition or improvement and Tenant does not request Landlord’s determination of whether such alteration, addition or improvement must be removed upon Lease termination at the time Tenant constructs same, then, unless otherwise agreed by Landlord, Tenant shall be required to remove the applicable alterations, additions or improvements upon expiration or earlier termination of the Lease Term.  All alterations, additions and improvements which Landlord has not required Tenant to remove and which are not removed by Tenant shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Premises.  Tenant shall repair, at Tenant’s sole cost and expense, any damage to the Premises caused by the removal of any alterations, additions or improvements or any fixtures, machinery, equipment or other personal property.  In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent:  any power wiring or power panels except electrical drops; lighting or lighting fixtures except task lighting; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates except inventory fencing; or other similar building operating equipment and decorations.  Landlord shall have the right to dispose of any personal property left on the Premises at the expiration or earlier termination of this Lease without any obligation to account to Tenant or any other party therefor.  In the event that Tenant fails to put the Premises in the condition required by the terms of this Section 6.06 at such time as this Lease expires or terminates, or if Tenant leaves any personal property on the Premises, Landlord shall have the right, but not the obligation, to perform Tenant’s obligations under this Section 6.06 and all reasonable costs and expenses incurred by Landlord in connection therewith, including without limitation removal of alterations, additions or improvements, repair of damage to the Premises, and disposal costs of any personal property left on the Premises, shall be paid to Landlord by

Tenant upon demand and such obligation shall survive the expiration or earlier termination of this Lease.  The amount due shall bear interest at the rate set forth in Section 4.06 from the date each item of expense was incurred until paid in full.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION.

Section 7.01.  Partial Damage to Premises.

a)                                     Landlord and Tenant shall notify each other in writing immediately upon obtaining knowledge of the occurrence of any damage to the Premises due to any casualty.  Landlord shall have a qualified general contractor review such damage and provide an estimate (the “Damage Repair Estimate”) of the time period required to repair such damage to the condition existing prior to the occurrence thereof.  Landlord shall deliver the Damage Repair Estimate to Tenant promptly upon its receipt of same.  If the Premises is only partially damaged (i.e., less than seventy five percent (75%) of the Premises is untenantable as a result of the damage) or the Damage Repair Estimate provides that the time period to repair such damage is less than twelve (12) months, this Lease shall remain in full force and effect and Landlord shall commence repair of the damage within a reasonable time, not to exceed thirty (30) days after receipt of the Damage Repair Estimate.

b)                                     If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the property insurance policy which Landlord maintains or is required to maintain under Section 4.04(b) (“Landlord’s Required Insurance”), Landlord may elect either to (i) repair the damage within a reasonable time not to exceed the time period set forth in the Damage Repair Estimate, in which case this Lease shall remain in full force and effect or (ii) terminate this Lease.  If the difference between the cost of repair and the insurance proceeds is less than the coverage deductible, then such insurance proceeds shall be deemed sufficient.  If an insufficiency of insurance proceeds is solely caused by Landlord’s failure to meet the insurance obligations of Landlord under Section 4.04(b), then such insurance proceeds shall be deemed sufficient.  Landlord shall notify Tenant within thirty (30) days after receipt of the Damage Repair Estimate whether Landlord elects to repair the damage or terminate the Lease; provided, however, that if Landlord notifies Tenant of its intent to terminate the Lease pursuant to subsection (ii) above (“Landlord Termination Notice”), then Tenant may by written notice to Landlord within thirty (30) days following receipt of the Landlord Termination Notice elect to pay the actual reasonable cost of the repair of the damage that is not covered by Landlord’s Required Insurance in which case the Lease shall not be terminated and Landlord shall commence repairs pursuant to subsection (i) above.  Tenant shall reimburse Landlord such repair costs within thirty (30) days following (A) receipt by Tenant of written evidence and supporting documentation reasonably acceptable to Tenant evidencing such costs and (B) completion of all repairs strictly to the condition of the Premises existing prior to the damage, subject to changes approved by Tenant in advance in writing, and receipt from the applicable governmental authorities of a fully signed certificate of occupancy or its local equivalent.  Tenant shall provide Landlord with notice of such election within thirty (30) days following receipt of the Landlord Termination Notice.  If Landlord elects to repair the damage, and fails to complete such repairs within the time period set forth in the Damage Repair Estimate, subject to events of Force Majeure for up to ninety (90) days in the aggregate, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior notice to Landlord at any time following the expiration of the period set forth in the Damage Repair Estimate until such repairs are completed.

c)                                      If the damage to the Premises occurs during the last year of the Lease Term and the Damage Repair Estimate is for more than sixty (60) days, either Landlord or Tenant may elect to terminate this Lease, regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after receipt of the Damage Repair Estimate.  If (w) Landlord elects to terminate this Lease pursuant to the foregoing sentence, (x) the damage to the Premises is not a substantial or total destruction under Section 7.02, (y) Tenant has not exercised an Option to Extend which is available to Tenant and (z) the Extension Notice Deadline has not passed, then Tenant may elect to exercise such Option to Extend during such thirty (30) day period, in which case Landlord’s notice of election to terminate shall be null and void and the provisions of Section 7.01(a) and (b) shall govern the repair of the applicable damage.  Notwithstanding the foregoing, if the damage to the Premises occurs during the last year of the Lease Term and the Damage Repair Estimate is for more than sixty (60) days but Tenant has exercised an Option to Extend, this Section 7.01(c) shall have no force or effect.

Section 7.02.  Substantial or Total Destruction.  If the Premises is totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), Tenant and Landlord shall immediately upon obtaining knowledge thereof notify each other of such total destruction, and Landlord and Tenant shall each have the right to terminate this Lease by providing notice to the other party within thirty (30) days after receipt of notification of such damage.  If the Premises is not totally destroyed and the Damage Repair Estimate provides that the time period to repair such damage is greater than twelve (12) months, Landlord and Tenant shall each have the right to terminate this Lease by providing notice to the other party within thirty (30) days after receipt by Tenant of the Damage Repair Estimate.  In addition, if the Lease is not terminated pursuant to Section 7.01 hereof or this Section 7.02, and Landlord, subject to events of Force Majeure for up to ninety (90) days in the aggregate, fails to complete the repairs within sixty (60) days following the end of the time period set forth in the Damage Repair Estimate, Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time following the expiration of such sixty (60) day period until such repairs are completed.

Section 7.03.  Temporary Reduction of Rent.  If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is materially impaired and to which Tenant does not use the Premises.  Except for such possible reduction in

Rent Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Section 7.04.  Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage to or destruction of the leased property.  Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any damage of or destruction to the Premises.

ARTICLE EIGHT:  CONDEMNATION.

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If more than fifty percent (50%) of the rentable area of the Premises is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession, whichever occurs first).  If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in full force and effect as to the portion of the Premises not taken, except that the Rent shall be reduced in proportion to the reduction in the square footage of the Building.  Any Condemnation award or payment shall be the property of Landlord whether as compensation for reduction in the value of the leasehold, the taking of the fee, the taking of Landlord’s interest in any ground lease, or otherwise.  Tenant shall have the right to pursue a Condemnation award to recover its damages; provided that such aware is separate from and does not otherwise reduce any award to Landlord.  If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.  If the damages received by Landlord for repair of the Premises are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense; provided, however, that if Landlord notifies Tenant of its intent to terminate the Lease due to insufficient funds (“Landlord Condemnation Notice”), then Tenant may by written notice to Landlord within thirty (30) days following receipt of the Landlord Condemnation Notice elect to pay the actual reasonable cost of the repair of the damage that is not covered by the Condemnation proceeds in which case the Lease shall not be terminated and Landlord shall commence repairs pursuant to this Article Eight.  Tenant shall reimburse Landlord such repair costs within thirty (30) days following (A) receipt by Tenant of written evidence and supporting documentation reasonably acceptable to Tenant evidencing such costs and (B) completion of all repairs strictly to the condition of the Premises existing prior to the damage, subject to changes approved by Tenant in advance in writing, and receipt from the applicable governmental authorities of a fully signed certificate of occupancy or its local equivalent.  Tenant shall provide Landlord with notice of such election within thirty (30) days following receipt of the Landlord Condemnation Notice.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING.

Section 9.01.  Landlord’s Consent Required.  Except as otherwise provided in this Article Nine, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer or act of Tenant, without Landlord’s prior written consent which is not to be unreasonably withheld, conditioned or delayed consistent with the terms of this Lease.  As such, Landlord has the right to grant or withhold its consent as provided in Section 9.05 below.  Any attempted transfer without consent, to the extent Landlord’s consent is required, shall be void and shall constitute a material breach of this Lease.  If Tenant is a corporation, partnership or limited liability company, or other entity, any cumulative transfer of more than forty nine percent (49%) of the stock, partnership, membership, or other equity interests in such entity, as the case may be (an “Interest Transfer”), shall be deemed an assignment of this Lease, subject to and with the benefit of the provisions of this Article Nine.

Section 9.02.  Permitted Transfers.  Notwithstanding the provisions of Section 9.01 hereof, Tenant, with prior written notice to Landlord, may assign this Lease or sublease all or any portion of the Premises, without Landlord’s consent, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the sale, merger of or consolidation with Tenant, or to any entity acquiring all or substantially all of the assets or beneficial interests in or of Tenant (any of the foregoing, a “Permitted Transferee”).  In such case, any Permitted Transferee shall assume in writing all of Tenant’s obligations under this Lease.  For avoidance of doubt, an Interest Transfer shall be deemed an assignment to a Permitted Transferee and Landlord’s consent shall not be required in connection therewith.

Section 9.03.  Release of Tenant.  No transfer permitted by this Article Nine, whether with or without Landlord’s consent or any assumption of Tenant’s obligation under this Lease, including without limitation any transfer under Section 9.02, shall release Tenant or any guarantor or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease.  Landlord’s acceptance of Rent from any other party is not a waiver of any provision of this Article Nine.  Consent to one transfer is not a consent to any subsequent transfer.  If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.  Landlord shall not consent to subsequent assignments, subleases, transfers, or modifications of this Lease by Tenant’s transferee, without Tenant’s approval, to be given or denied in Tenant’s sole and absolute discretion.

Section 9.04.  Intentionally Deleted.

Section 9.05.  Landlord’s Consent.

a)                                     Tenant’s request for consent to any transfer required under the terms of this Article Nine shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant.  Landlord shall have the right to reasonably withhold consent, based on the following factors:  (i) the business of the proposed assignee or subtenant and the proposed use of the

Premises, including whether such business or use is not appropriate for an industrial facility in this location or would require the storage or use of Hazardous Materials in greater amounts or different types than Tenant’s use per Article 25 (Use Exclusivity), (ii) the net worth, profitability and financial condition of the proposed assignee or subtenant is not sufficient to satisfy the applicable obligations hereunder or of the subtenant under the sublease and (iii) such other factors as Landlord may reasonably deem relevant.  In addition, during the portion of the final year of the original Lease Term prior to the delivery of an Extension Notice (as defined herein) or in the event Tenant fails to timely deliver an Extension Notice, in no event will Landlord be required to consent to a transfer to a transferee that has been a prospective tenant of the Premises for the period following expiration of the Lease Term.  Landlord shall inform Tenant of Landlord’s decision to grant or withhold its consent within thirty (30) days of receiving Tenant’s request for such consent and, if Landlord decides to withhold consent, Landlord shall inform Tenant of the basis for withholding consent.  If Landlord fails to respond within the thirty (30) day period, Landlord shall be deemed to have granted consent to the proposed transfer.

b)                                     If Tenant assigns or subleases, the following shall apply:

(i)                                     Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.12) of the Profit (defined below) on such transaction as and when received by Tenant.  The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including without limitation “key” money, monthly rent in excess of the monthly rent payable under this Lease, and all fees and other consideration attributable to the assignment or sublease, less (B) documented arm’s length, third-party costs and expenses directly incurred by Tenant in connection with the marketing, execution and performance of such assignment or sublease, real estate broker’s commissions, reasonable attorneys’ fees, and costs of renovation or construction of tenant improvements required under such assignment or sublease.  Tenant is entitled to recover such amounts before Tenant is obligated to pay the Landlord’s Share to Landlord.  The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii)                                  Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement.  On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.  Landlord shall have the right to audit Tenant’s books and records in connection with any such sublease or assignment, at Landlord’s cost, except that if Landlord discovers a discrepancy of two percent (2%) or more in the Profit, then Tenant shall reimburse Landlord for the costs of Landlord’s audit.  Landlord’s receipt of Landlord’s Share shall not be deemed consent to any further assignment or subletting.  The breach of Tenant’s obligation under this Section 9.05(b) shall be a material default of this Lease.

Section 9.06.  No Merger.  No merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.  In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Section 9.07.  Assignment by Landlord.  If Landlord sells or otherwise transfers its interest in the Premises, of if Landlord assigns its interest in the Lease, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord’s obligations hereunder and this Lease shall remain in full force and effect.

ARTICLE TEN:  DEFAULTS; REMEDIES.

Section 10.01.  Covenants and Conditions; Time of Essence.  Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant.  Tenant’s right to continue in possession of the Premises is conditioned upon such performance.  Time is of the essence in the performance of all covenants, obligations and conditions of this Lease by Tenant.

Section 10.02.  Defaults.  Any of the following shall constitute an “Event of Default” under this Lease:

a)                                     If Tenant abandons the Premises and ceases to perform any of its obligations under this Lease or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

b)                                     If Tenant fails to pay Rent or any other charge within five (5) business days after written notice from Landlord that such amounts are past due;

c)                                      If Tenant fails to deliver any estoppel or SNDA or financial statements required under Section 11.04 within five (5) business days following written notice from Landlord that the applicable time period set forth herein for such delivery has expired;

d)                                     If Tenant fails to perform any of Tenant’s other non-monetary obligations under this Lease for a period of thirty (30) days (or such longer period as is reasonably necessary to cure such failure, provided Tenant commences cure within such thirty (30) day period and diligently pursues the cure thereafter) after written notice from Landlord setting forth the exact nature of such non-performance (unless said time period is shorter as specifically provided in this Lease).

e)                                      (i) If Tenant makes a general assignment for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if Tenant’s interest in this

Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.  If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

The notices required by this Section 10.02 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirements.

Section 10.03.  Remedies.  On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

a)                                     Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s default or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the reasonable and documented out of pocket cost of recovering possession of the Premises, reasonable and documented out of pocket expenses of reletting, including without limitation necessary renovation or alteration of the Premises or other tenant improvements not paid by the subsequent tenant, Landlord’s reasonable attorneys’ fee incurred in connection therewith, and any real estate commission paid or payable.  As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of eight percent (8%) per annum, or such lesser amount as may then be the maximum lawful rate.  As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the rate equal to the Prime Rate of the largest commercial bank operating in Solano County, California, at the time of the award.  If Tenant has abandoned the Premises and has ceased to perform its obligations under this Lease, Landlord shall have the option of (i) retaking possession of the

Premises and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

b)                                     Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including without limitation the right to recover the Rent as it becomes due.  Landlord’s remedies shall include those provided by Section 1951.4 of the California Civil Code; and

c)                                      Pursue any other remedy now or hereafter available to Landlord in equity and/or under the laws or judicial decisions of the state in which the Premises is located.

Section 10.04.  Repayment of Abated Rent.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full and timely performance of its obligations under this Lease.  In the event that (a) Tenant commits an Event of Default beyond the applicable notice and cure period provided herein, and (b) in connection with such Event of Default by Tenant (i) Tenant files or has filed against it a petition for voluntary or involuntary bankruptcy, or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) business days or is not dismissed or vacated within thirty (30) days after filing; (ii) Landlord has enforced its right to possession of the Premises in a court of competent jurisdiction; or (iii) the Lease is terminated, then a portion of the Abated Rent shall immediately become due and payable in full by Tenant as follows:

Time Period	Amount of Repayment
During Lease Year 1	6 months of Abated Rent
During Lease Year 2	6 months of Abated Rent
During Lease Year 3	5 months of Abated Rent
During Lease Year 4	4 months of Abated Rent
During Lease Year 5	3 months of Abated Rent
During Lease Year 6	2 months of Abated Rent
During Lease Year 7	1 months of Abated Rent
During Lease Year 8 or later	None

Section 10.05.  Automatic Termination.  Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant.  On such termination, Landlord’s damages for default shall include without limitation all costs and fees, including without limitation reasonable attorneys’ fees, that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Premises.  All such damages suffered (apart from Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by

Tenant or any successor to Tenant in any bankruptcy or other proceeding.  All payment obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.

Section 10.06.  Cumulative Remedies.  Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.07.  Tenant Remedies.  Subject to any express limitations set forth herein to the contrary, the remedies provided for in this Lease are in addition to all other remedies available to Tenant at law or in equity by statute or otherwise.  Without limiting the generality of the foregoing, if Landlord fails to pay or reimburse Tenant when due any undisputed amount owed to Tenant under this Lease, including, without limitation: (i) Tenant fails to receive any TI Allowance or other amounts owed to Tenant in connection with construction of the Tenant Improvements (as defined below) after submission of all required documents and information as required by this Lease; (ii) Landlord fails to pay when due any brokerage commissions payable to Tenant’s Broker in connection with this Lease; or (iii) monetary damages awarded to Tenant in any arbitration proceeding or by a court in any legal proceeding, then Tenant shall have the right, in addition to all other remedies available to Tenant at law or in equity by statute or otherwise, to either off-set against Rent due under this Lease or otherwise abate payments of Base Rent or Additional Rent to (a) the applicable undisputed amounts owed to Tenant plus (b) interest on the amounts owed to Tenant from the date incurred until such off-set occurs at eight percent (8%).

Section 10.08.  Termination of Parking Lease.  If the Parking Lease is terminated for any reason (including, but not limited to, under Section 7 or 8 of the Parking Lease) other than due to a breach by Tenant thereunder, then Tenant may elect to terminate this Lease in its sole and absolute discretion.  If the Parking Lease is only partially terminated under Section 7 or 8, then Tenant may elect to partially terminate this Lease by an amount up to the same proportion that the reduced premises under the Parking Lease bears to the original premises under the Parking Lease prior to reduction.  Tenant shall provide written notice to Landlord of such election not later than thirty (30) days following the date that Tenant receives notice of the termination (or partial termination, as applicable) of the Parking Lease.  If Tenant elects to terminate this Lease in whole or in part and provides notice of such election in accordance with this Section, then this Lease shall terminate (or partially terminate, as applicable) on the same date that the Parking Lease terminates.

ARTICLE ELEVEN:  PROTECTION OF LENDERS.

Section 11.01.  Subordination.  This Lease shall be subordinate to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  Tenant shall cooperate with Landlord and any lender which has or is acquiring a security interest in the Premises or this Lease by executing such further commercially reasonable documents and assurances, including a commercially reasonable subordination, non-disturbance and attornment agreement, per terms of Exhibit “H” or as such lender may reasonably require, confirming the foregoing and providing for additional mortgagee protection provisions described in Section 11.02(b) below, and Tenant’s failure to do so or to provide comments to any proposed form within twenty (20) business days after written request shall, at the sole option of Landlord constitute a default hereunder.  Notwithstanding the foregoing, Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed by the holder of any deed of trust or mortgage if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, whether this Lease is dated prior to or subsequent to the date of such deed of trust or mortgage.  If any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof.

Section 11.02.  Attornment.

a)                                     If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or in acquiring Landlord’s interest in the Premises in lieu of foreclosure Tenant shall attorn to the transferee or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided however, that such transferee or successor agrees in writing not to disturb Tenant’s tenancy hereunder and agrees to be bound by and assume the terms, conditions and obligations of Landlord under this Lease, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser or successor of the validity of any then-existing claims of Tenant against any prior landlord (including Landlord).  Tenant shall execute such further commercially reasonable documents and assurances as such lender or such purchaser or successor may require.  Tenant’s failure to do so within twenty (20) business days after written request shall at the sole option of Landlord constitute a default hereunder.  Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

b)                                     Notwithstanding the foregoing or anything in this Lease to the contrary, neither any such lender nor such other purchaser or successor shall in any event be:

(i)                                     Liable for any acts or omissions of any prior landlord (including Landlord);

(ii)                                  Obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that such lender or such other purchaser or successor succeeded to the interest of such prior landlord under the Lease, unless such default is ongoing;

(iii)                               Subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(iv)                              Bound by any payment of Rent by Tenant to any prior landlord (including Landlord) for more than one month in advance unless actually received;

(v)                                 Bound by any amendment or modification of the Lease made without the written consent of such lender or such other purchaser or successor; or

(vi)                              Liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until such lender or such other purchaser or successor has actually received for its own account as landlord the full amount of such security deposit.

Section 11.03.  Estoppel Certificates.

a)                                     Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying, to the extent true at the time:  (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (b) that this Lease has not been cancelled or terminated; (c) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (d) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (e) such other factual information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises, or any leasehold beneficiary, may reasonably require.  Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request.  If Tenant fails to do so then Landlord may send a second request to Tenant which states in twelve (12) point font at the top of such request “SECOND NOTICE PURSUANT TO SECTION 11.03 OF THE LEASE, FAILURE TO RESPOND WITHIN FIVE BUSINESS DAYS WILL CONSTITUTE TENANT’S DEEMED ACCEPTANCE OF TENANT ESTOPPEL”, and if Tenant fails to respond within such five (5) business day period, Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate which Landlord requested that Tenant deliver, and Tenant shall be estopped from denying the correctness of each such statement, such that a mortgagee or purchaser may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant.  Landlord may give any such statement by Tenant to any third party and such third party may rely conclusively upon such statement as true and correct.

b)                                     Landlord shall, within ten (10) business days’ after receipt of a written request from Tenant, execute and deliver (or provide written comments to any proposed certificate delivered by Tenant) to Tenant a statement certifying:  (i) the date of commencement and expiration of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the Rent and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord’s statement; and (v) such other factual matters as may be reasonably requested by Tenant.  Landlord agrees that any statement delivered pursuant to this Section 11.03 may be relied upon by any assignee, lender, subtenant or investor of Tenant.  Landlord irrevocably agrees that if Landlord fails to execute and deliver such certificate within such ten (10) business days period (or provide written comments to any proposed certificate delivered by Tenant), Tenant may provide to Landlord a second written request with respect to such estoppel certificate which written notice must state in bold and all caps “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF WILL CONSTITUTE LANDLORD’S DEEMED ACCEPTANCE OF LANDLORD’S ESTOPPEL.” If Landlord provides written comments to any estoppel certificate received from Tenant, then Landlord shall have five (5) business days following receipt of a revised estoppel certificate to execute, acknowledge and deliver to Tenant such revised estoppel certificate (or provide written comments to any such revised estoppel certificate delivered by Tenant) and the same process described above shall apply with respect to Landlord’s failure to timely execute, acknowledge and deliver such revised estoppel certificate (or provide written comments to any proposed certificate delivered by Tenant).

Section 11.04.  Tenant’s Financial Condition.  Within thirty (30) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord may reasonably require to facilitate the financing, refinancing, or sale of the Premises.  Tenant will represent and warrant to Landlord that, to Tenant’s knowledge, such financial statements are a true and accurate statement as of the date of such statement.  All financial statements shall be confidential (and any party that may review such financial statements shall execute Tenant’s standard form of non-disclosure agreement prior to receipt of any financial statements) and shall be used only for the purposes set forth in this Lease.  During any period that the ownership interests in Tenant are publicly traded on a national stock exchange or other exchange, Tenant shall have no obligations under this Section 12.01.  In no event will Tenant be required to provide any financial information to any Tenant Competitor (as defined below).

ARTICLE TWELVE:  LEGAL COSTS.

Section 12.01.  Legal Proceedings.  In any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.  Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, including collection costs, or otherwise.  Furthermore, if any legal proceeding for breach of or to enforce the provisions of this Lease is commenced, or for a declaration of or review, including proceedings rights hereunder, in bankruptcy or otherwise, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs at trial or upon appeal.  The losing party in such action shall pay such attorneys’ fees and costs.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, relating to this Lease, the Premises or Tenant’s operations at the Premises, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person at the Premises; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person, related to this Lease, the Premises or Tenant’s operations at the Premises; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, except to the extent such costs, expenses demands or liability arise from the gross negligence or willful misconduct of Landlord.  Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for reasonable legal fees or costs Landlord incurs in any such claim or action.

Section 12.02.  Landlord’s Consent.  Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS.

Section 13.01.  Non-Discrimination.  Tenant agrees to comply with all Applicable Laws pertaining to discrimination on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 13.02.  Landlord’s Liability; Certain Duties.

a)                                     Any landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, and upon transfer of Landlord’s interest or title, the transferee, by accepting such transfer, shall be deemed to have assumed Landlord’s obligations under this Lease.  However, each landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

b)                                     Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Premises, as the same may from time to time be encumbered, and the proceeds of the transfer, casualty or condemnation thereof, and neither Landlord nor its direct or indirect partners, shareholders, members, managers, officers, directors, employees, agents, or other principals shall have any personal liability under this Lease.  Notwithstanding anything to the contrary in this Lease, except as permitted under Section 2.05, in no event shall Landlord or Tenant be liable for incidental, general, consequential, speculative, indirect, or punitive damages.

Section 13.03.  Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04.  Interpretation.  The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, licensees, invitees, successors, assigns and others using the Premises with Tenant’s express or implied permission.

Section 13.05.  Incorporation of Prior Agreements; Modifications.  This Lease is the only agreement between the parties pertaining to the lease of the Premises and relationship between Landlord and Tenant solely with respect to the Premises and no other agreements with respect thereto are effective.  All amendments to this Lease shall be in writing and signed by Landlord and Tenant.  Any other attempted amendment shall be void.

Section 13.06.  Notices.  All notices required or permitted under this Lease and Applicable Law shall be in writing and shall be personally delivered, sent by overnight express delivery by a nationally recognized courier or sent by registered mail, return receipt requested, postage prepaid.  All notices shall be effective upon personal delivery or actual delivery as evidenced by the return receipt.  Notices may be sent hereunder by electronic mail with a confirmation courtesy copy delivered by another method set forth in this Section; provided that no such notice shall be effective until actual delivery of such courtesy copy.  Either party may change its notice address upon written notice to the other party in accordance with the terms of this Section 13.06.

Notices to Tenant shall be delivered to:

Blue Apron, Inc.
5 Crosby St., 3rd Floor,
New York, NY 10013
Attn:  General Counsel
Email:  ben@blueapron.com

With a copy to:

Paul Hastings LLP
55 Second St., 24th Floor
San Francisco, CA 94105
Attn:  Stephen I. Berkman, Esq.
Email:  steveberkman@paulhastings.com

Notice to Landlord shall be delivered to:

Gateway 80 Industrial, LLC
c/o Panattoni Development Company, Inc.
8775 Folsom Blvd., Suite 200

Sacramento, California 95826
Attention:  Timothy W. Schaedler
Email:  tschaedler@panattoni.com

With a copy to:

CVM Law Group, LLP
20411 SW Birch Street, Suite 200
Newport Beach, CA 92660
Attention:  Fredric I. Albert
Email:  falbert@cvmlaw.com

Section 13.07.  Waivers.  All waivers must be in writing and signed by the waiving party.  Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08.  Memorandum.  Concurrently with the execution and delivery of this Lease, the parties shall promptly execute and Landlord shall record, at its sole cost and expense, a short form memorandum in substantially the form attached hereto as Exhibit “D”.  Within ten (10) business days after Landlord’s written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, a quitclaim deed designating Landlord as the transferee.

Section 13.09.  Binding Effect.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, except as otherwise set forth in this Lease.  However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.

Section 13.10.  Choice of Law.  The laws of the State of California shall govern this Lease without regard to conflict of law principles.

Section 13.11.  Authority.  Each person signing this Lease represents and warrants that he, she or it has full authority to do so on behalf of the respective party signed for.  If Tenant is a partnership or a limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a managing member of the limited liability company, as the case may be, that he, she or it has full authority to sign for the partnership or limited liability company, as the case may be, and that this Lease binds the partnership and all general partners of the partnership and the limited liability company, as the case may be.

Section 13.12.  Joint and Several Liability.  All parties signing this Lease as Tenant on the Execution Date as well as on any future amendments to this Lease shall be jointly and severally liable for all obligations of Tenant under this Lease.

Section 13.13.  Force Majeure.  With the exception of the obligation to pay Rent or any other monetary obligations hereunder, the time provided for either party to perform its obligations hereunder shall be extended by a period of time equal to the duration of events beyond their control, including but not limited to delay in the issuance of building permits or other required approvals (provided the party responsible for obtaining such permits or approvals is diligently pursuing the issuance thereof), delay by governmental authorities beyond such party’s control, acts of God, terrorism, riot, war, civil commotion, labor disputes which do not affect solely the delayed party, strikes which do not affect solely the delayed party, fire, flood or other casualty, shortages of labor or material which do not affect solely the delayed party, government regulation and weather conditions causing delay (“Force Majeure”).  Force Majeure shall not include any period of delay arising out of Landlord’s failure to comply with the PLA (as defined below).  The party claiming the benefit of this Section 13.13 will, promptly upon becoming aware of such event, notify the other party of any Force Majeure event.

Section 13.14.  Execution of Lease; Electronic Signatures.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease.  Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

Section 13.15.  Survival.  The representations and warranties of each party in this Lease shall survive the expiration or earlier termination of this Lease.

Section 13.16.  Not an Offer.  Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.17.  OFAC.  Landlord advises Tenant hereby that the purpose of this Section 13.17 is to provide to Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

a)                                     Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

b)                                     If, in connection with this Lease, there is one or more guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such guarantor is a Regulated Entity or (ii) neither guarantor nor any person or entity that directly or indirectly (a) controls such guarantor or (b) has an ownership interest in such guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

c)                                      Tenant covenants during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section 13.17.  Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Lease is true and complete.

Section 13.18.  Statutory Disclosure.  To Landlord’s actual knowledge, the property being leased or rented under this Lease has not undergone inspection by a Certified Access Specialist.  The foregoing disclosure does not affect Landlord’s or Tenant’s respective responsibilities for compliance of construction-related accessibility standards as specifically provided in this Lease.

Section 13.19.  Intentionally Deleted.

Section 13.20.  LEED Rating.  The Building and the Premises are or may become in the future certified under the LEED rating system.  Landlord’s sustainability practices do or may address whole-building operations and maintenance issues, including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality and lighting performance standards.  Tenant’s construction and maintenance methods and procedures, material purchases and disposal of waste with respect to the Premises shall be in compliance with Tenant’s LEED Requirements, as set forth in Exhibit “B”, in addition to any requirements under applicable laws with respect thereto.

Section 13.21.  Drafting.  Each party has been represented by legal counsel in connection with the drafting and negotiation of this Lease.  Each party and its counsel have had an opportunity to review and suggest revisions to the language of this Lease.  Accordingly, no provision of this Lease shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.

Section 13.22.  Utility Disclosures.  Tenant shall cooperate with Landlord’s compliance with all disclosures and information related to utilities disclosures required by applicable laws or LEED requirements, including, without limitation by providing copies of utility bills and authorizing all applicable utility companies to release such information to Landlord upon Landlord’s request.  Tenant’s obligation under this paragraph shall survive the expiration or earlier termination of the Lease for a period of one (1) year.

Section 13.23.  California Waivers.  Except as expressly set forth herein to the contrary, Tenant waives any and all rights under California Civil Code Sections 1932(2), 1933(4), and 3275 and California Code of Civil Procedure Sections 473, 1265.130, 1174, and 1179.

ARTICLE FOURTEEN:  BROKERS.

Section 14.01.  Broker’s Fee.  Any real estate commission paid by Landlord shall be pursuant to a separate written agreement with Landlord.  Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than to the Brokers identified in Section 1.08.

Section 14.02.  Agency Disclosure; No Other Brokers.  Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except the Brokers identified in Section 1.07.  Each party hereby indemnifies and agrees to defend and hold the other party harmless against any claim that may arise as a result of any breach of the foregoing warranty by the indemnifying party.  The terms of this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE FIFTEEN:  COMPLIANCE.  Notwithstanding anything contained in the Lease to the contrary other than in connection with Landlord’s warranties hereunder, the TI Allowance and construction of the Tenant Improvements, in no event shall Landlord be required to make any alterations, improvements, modifications, or additions in the Premises, or to pay any costs in connection therewith, when the requirement thereof results from or is triggered by Tenant’s specific use of the Premises or due to alterations, additions, or improvements made by or at the request of Tenant, and all costs of such compliance shall be the sole responsibility of Tenant.

ARTICLE SIXTEEN:  LANDLORD’S LIEN.  Landlord hereby acknowledges and agrees that any and all of Tenant’s movable furniture, furnishings, trade fixtures and equipment at the Premises (“Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and, except for any for Tenant’s Property paid or reimbursed from the TI Allowance (defined in Section 22.02) Landlord hereby (i) waives any rights to Tenant’s Property, and (ii) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant.  Without limiting the generality of the foregoing, no such agreement shall be deemed commercially reasonable unless it requires the Equipment Lienor to complete removal of Tenant’s Property within thirty (30) days after Lease termination, to pay Base Rent for any such period in advance, to indemnify Landlord with respect to any entry, repair any damage, and to name Landlord as an additional insured on a commercially reasonable liability policy.  Notwithstanding the foregoing, no sales or auctions may be held on the Premises without the prior written consent of Landlord.

ARTICLE SEVENTEEN:  REPRESENTATIONS.

Section 17.01.  To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that:

a)                                     As of the Commencement Date, the Common Areas and the Premises shall comply with all Laws (including, without limitation, zoning, building, fire and energy codes).

b)                                     As of the Commencement Date, the Common Areas and the Premises shall be in good condition and repair commensurate with other first-class industrial buildings and the Common Systems shall be in good working order and repair.

c)                                      As of the Execution Date, to Landlord’s knowledge no person or entity (except Tenant, governmental authorities (pursuant to a condemnation proceeding), the Affiliates of Landlord, and any lender of Landlord in the event of foreclosure following default by Landlord) has any right to purchase, ground lease or otherwise acquire any fee or leasehold interest in the Project.

d)                                     Landlord is the sole owner in fee simple of the Project.

e)                                      Landlord is duly incorporated (or organized) and validly existing under the Laws of its state of incorporation (or organization).  Landlord is qualified to do business in California.  Landlord has full right, power and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder.  The execution, delivery and performance of this Lease has been duly authorized by Landlord and each person signing this Lease on behalf of the Landlord is duly and validly authorized to do so.

f)                                       As of the Execution Date:  (i) Landlord is the owner of all of the real property which is subject to the Gateway CC&Rs, (ii) Landlord as the declarant under the Gateway CC&R’s has no objection to the Tenant’s intended use of the Premises set forth in Section 1.05, (iii) Landlord has received an Estoppel Certificate from the declarant under the ABC CC&Rs dated September 11, 2015 indicating declarant has waived its right to repurchase the Project and (iv) the Landlord has received approval under the ABC CC&Rs for the Project depicted on Exhibit C and the master sign criteria in the Gateway CC&R’s .

g)                                      As of the Execution Date, the Landlord has received the following permits from the City of Fairfield:  Construction Permit:  Grading Only for the Project, Permit Number BLD15-02834 issued 4/5/2016 and Construction Permit:  Gateway 80 Business Park Building A, Permit Number BLD15- 02785 issued 6/20/16.

Section 17.02.  To induce Landlord to execute this Lease, and in addition to the other representations and warranties of Tenant contained in this Lease, Tenant warrants and represents that:  Tenant is duly incorporated (or organized) and validly existing under the Laws of its state of incorporation (or organization).  Tenant is qualified to do business in California.  Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder.  The execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so.

ARTICLE EIGHTEEN:  Intentionally Deleted.

ARTICLE NINETEEN:  REMEASUREMENT.  Within sixty (60) days after the Commencement Date, upon request of Tenant, Landlord shall have its architect (“Landlord’s Architect”) measure the final Building to determine the number of rentable square feet therein, in accordance with the 2012 Industrial Buildings:  Standard Methods of Measurement as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.2-2012 (provided, however, that in no event shall the TI Allowance or any item of Rent be increased by more than one percent (1%) as a result of such measurement) and thereafter the results thereof shall be presented to Tenant in writing.  If Tenant disputes the measurement of Landlord’s Architect, Tenant shall notify Landlord within five (5) business days after receipt by Tenant of such measurement, together with a detailed justification for such dispute.  Tenant shall then have fifteen (15) days to have an architect selected by Tenant (“Tenant’s Architect”) measure the Building using the procedures set forth herein.  If Tenant’s Architect disputes the findings of Landlord’s Architect, both Architects shall meet in good faith for a period not to exceed fifteen (15) days and try to reach agreement on the number of rentable square feet.  If the Architects cannot reach agreement within such period, the Architects shall in good faith select a third, independent architect (the “Resolution Architect”) to measure the Building.  The measurement of the Resolution Architect shall be final and binding on all parties.  All fees and costs payable to Landlord’s Architect and/or Tenant’s Architect shall be paid by Tenant.  Tenant and Landlord shall each be responsible for one-half of the fees and costs payable to the Resolution Architect.  If the Lease Term commences prior to such final determination, 430,500 rentable square feet shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord or Tenant shall make appropriate payment (if applicable).  Notwithstanding the foregoing, Landlord shall have no obligation to repay any Abated Rent to Tenant in the event such remeasurement results in a decrease in Rent.

ARTICLE TWENTY:  Tenant Self-Help.  In the event Landlord defaults under the terms and conditions of this Lease, beyond any applicable notice or cure periods, Tenant may, at its option (in addition to all other rights and remedies specifically set forth in this Lease), upon further written notice to Landlord of Tenant’s intention to exercise its self-help remedies hereunder and after providing Landlord with an additional ten (10) day cure period thereafter, incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill landlord for the reasonable and actual costs thereof.  Notwithstanding the foregoing, if an emergency shall exist which requires immediate action in order to prevent death, bodily injury, or significant property damage and/or prevent a material interference with Tenant’s business operations at the Premises, Tenant may cure such default with only reasonable (under the circumstances) notice to Landlord being required.  If Landlord has not reimbursed Tenant within thirty (30) days after receipt of Tenant’s bill and copies of paid invoices, then Tenant may deduct the reasonable cost of such expense from the Rent next becoming due (but in no event more than fifty percent (50%) of the Rent due in any applicable month), together with interest thereon at 8%.

ADDITIONAL PROVISIONS ARE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Landlord and Tenant have signed this Lease as of the date first shown above.  “LANDLORD”

“LANDLORD”

GATEWAY 80 INDUSTRIAL, LLC,
a Delaware limited liability company

By:	Gateway 80 Industrial PG, LLC
a Delaware limited liability company,
Managing Member

	By:	PDC Sacramento LLC,
a Delaware limited liability company
Its Manager

		By:	/s/ Timothy W. Schaedler
Timothy W. Schaedler, Local Partner

“TENANT”

BLUE APRON, INC.,
a Delaware corporation

By:	/s/ Matthew Salzberg
Name:	Matt Salzberg
Title:	CEO

Signature Page

RIDERS TO
LEASE AGREEMENT

ARTICLE TWENTY-ONE:  OPTION(S) TO EXTEND.

Section 21.01.  Grant of Options.  Provided Tenant is not then in breach of any of the terms or covenants of this Lease, beyond the expiration of any applicable grace or cure period, and Tenant or a Permitted Transferee is physically occupying at least fifty percent (50%) of the Premises at the time of such election, Tenant may extend this Lease for up to two (2) additional periods of five (5) years each (each, an “Extension Term”) on the terms and conditions as provided in this Lease (“Option to Extend”), by delivering written notice of the exercise thereof (the “Extension Notice”) to Landlord not earlier than twelve (12) and not later than nine (9) months before the expiration of the original Lease Term or the first Extension Term, as applicable (the “Extension Notice Deadline”).  Upon the commencement of any Extension Term, the applicable Extension Term shall be deemed part of the “Lease Term”.

Section 21.02.  Extension Term Rent.

a)                                     Tenant’s exercise of an Option to Extend will not affect any terms or conditions of the Lease except that:  (i) the Lease Term shall be extended as provided above; (ii) the cap on Management Fees (as provided in Section 4.08) may be adjusted upwards (at Landlord’s election) to reflect the Fair Market Management Fee Cap as defined below; and (iii) Base Rent for the initial twelve (12) months of each Extension Term will be the Fair Market Rent as determined below, and the Base Rent will increase on an annual basis by three percent (3%) starting on each anniversary of commencement of the Extension Term.  No tenant improvements or rental abatements will be provided by Landlord in connection with the exercise of an Option to Extend, which shall be considered in the determination of Fair Market Rent.

b)                                     If Tenant has properly exercised an Option to Extend, Landlord will, not later than thirty (30) days after receipt by Landlord of Tenant’s Extension notice (“Extension Rent Notice Deadline”) provide Tenant with written notice of the adjustment made by Landlord, if any, to the cap on Management Fees and the monthly Base Rent payable during the first twelve (12) month period of the applicable Extension Term (“Extension Rent Notice”) based on the current fair market base monthly rent for the Premises (“Fair Market Rent”) and, if election is made to adjust the cap on Management Fees the current fair market cap on the management fee percentage of Rent which a tenant and a landlord would accept for Comparable Transactions (“Fair Market Management Fee Cap”).  If Landlord fails to provide the Extension Rent Notice by the Extension Rent Notice Deadline, Tenant will notify Landlord within thirty (30) days of Landlord’s failure to provide the Extension Rent Notice, and Landlord will have an additional thirty (30) days to provide the Extension Rent Notice after receiving Tenant’s notice.  Fair Market Rent shall mean the monthly base rent amount per rentable square foot which a tenant would pay and which a willing landlord would accept for space in industrial warehouse projects, within the Fairfield/Cordelia/Benicia

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metropolitan area, of standards comparable to the Premises (except as set forth below), for the period for which such rental is to be paid and for a lease on terms substantially identical to those of the Lease (including, without limitation, those applicable to Additional Rent), based on prevailing market conditions in such similar projects at the time such determination is made (“Comparable Transactions”).  Notwithstanding the foregoing, in considering the condition of the Premises as compared to Comparable Transactions, the value of (a) any (i) improvements, (ii) alterations or (iii) other modifications to the base building constructed at Tenant’s expense and (b) upgrades to Landlord’s Improvements requested by Tenant either prior to or following the Execution Date and paid for by Tenant including by reduction of the TI Allowance (as defined below), shall not be considered, the intent of the parties being that Fair Market Rent shall not increase as a result of improvements to the Premises paid for solely by Tenant.  Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the Extension Term and for space comparable in use, layout, level, square footage and location within a first class project; however, leases of unusual or odd shaped spaces shall not be considered.  In any determination of Fair Market Rent, the stated or contract monthly base rent in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease.

c)                                      Tenant shall provide written notice to Landlord on or before the later to occur of (the “Tenant Response Deadline”) the Extension Notice Deadline or the date that is thirty (30) days after Tenant’s receipt of the Extension Rent Notice, whichever date is later, of its acceptance or rejection of the Base Rent amount and/or adjusted cap on Management Fees.  If Tenant accepts the Base Rent amount before the Extension Notice Deadline, the Base Rent for the Extension Term will be Fair Market Rent set forth by Landlord in the Extension Rent Notice.  If Tenant accepts the adjusted cap on Management Fees before the Extension Notice Deadline, the cap on Management Fees for the Extension Term will be Fair Market Management Fee Cap set forth by Landlord in the Extension Rent Notice.  If Tenant fails to notify Landlord of its acceptance by the Tenant Response Deadline, Landlord will notify Tenant within fifteen (15) days of Tenant’s failure to respond and Tenant will have an additional fifteen (15) days to provide its response.  If Tenant does not respond within such second fifteen (15) days period for any reason, Tenant will be deemed to have accepted Landlord’s determinations.  If Tenant does not agree with Landlord’s determinations of the Base Rent amount and/or adjusted cap on Management Fees, and delivers written notice thereof, then the parties shall submit the matter to arbitration in accordance with the procedures set forth below.

Section 21.03.  Arbitration.

a)                                     For a period of thirty (30) days after Tenant rejects Landlord’s Base Rent and/or Management Fee cap proposal, Landlord and Tenant shall negotiate in good faith to resolve any such disagreement.  If, within the thirty (30) day negotiation period

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described herein Landlord and Tenant cannot reach an agreement as to the Fair Market Rent and/or the Fair Market Management Fee Cap, Tenant shall make demand for arbitration in writing within ten (10) days after the expiration of the thirty (30) day negotiation period, specifying therein the name and address of the person to act as an arbitrator on its behalf, who shall be a real estate broker and shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of industrial warehouse properties in the Fairfield/Cordelia/Benicia metropolitan area.  The arbitration shall be conducted and determined in Solano County in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated will be deemed to modify such rules.  Failure on the part of Tenant to make a timely and proper demand for such arbitration shall constitute a waiver of the right thereto, and Tenant shall be deemed to have accepted Landlord’s determination of Fair Market Rent and Fair Market Management Fee Cap set forth in the Extension Rent Notice.  Within ten (10) business days after the receipt of Tenant’s demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified.  If Landlord fails to designate an arbitrator by with the ten (10) business day period, Tenant will notify Landlord of Landlord’s failure to designate an arbitrator and Landlord will have an additional five (5) days to designate an arbitrator.  If Landlord does not designate an arbitrator by the end of such five (5) day period, Tenant shall notify Landlord within five (5) days of such failure and Landlord shall have an additional five (5) days to designate an arbitrator.  If Landlord does not designate an arbitrator by the end of such second five (5) day period, Tenant’s arbitrator shall be the sole arbitrator to determine Fair Market Rent and the Fair Market Management Fee Cap.

b)                                     The two (2) arbitrators so appointed shall within ten (10) days of the date of appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be similarly qualified under the same criteria set forth hereinabove for qualification of the first two (2) arbitrators.  Within ten (10) days of the appointment of the third arbitrator, Landlord and Tenant will each submit its estimate of the Fair Market Rent and/or the Fair Market Management Fee Cap to the arbitrator(s), which estimate may be any amount and may be different than the amount stated in the Extension Rent Notice or otherwise discussed between the parties.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rent and/or Fair Market Management Fee Cap is the closest to the actual Fair Market Rent and/or Fair Market Management Fee Cap of the Premises, as determined by the arbitrators.  No ex parte communications with the third arbitrator (i.e., no hearing) shall be allowed unless agreed in writing by both Landlord and Tenant.  The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rent and/or Fair Market Management Fee Cap as the Base Rent and/or cap on Management Fees for the Extension Term, and shall notify Landlord and Tenant thereof.  The decision of the majority of the three (3)

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arbitrators shall be binding upon Landlord and Tenant.  If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the ten (10) day period provided above, then Landlord shall prepare and submit to Tenant a list of three (3) proposed arbitrators that possess the required qualifications as set forth above; provided that none of such proposed arbitrators nor the firm for which any of them works shall be a current or past affiliate of either Landlord or Tenant or currently retained or employed by Landlord or Tenant or any of their Affiliates.  Within five (5) business days after receipt of such list, Tenant shall select an arbitrator therefrom and such person shall be the third arbitrator hereunder.  If Tenant fails to make such selection with such five (5) business day period, then Landlord shall select the third arbitrator from such list.  Each party shall pay the cost of the arbitrator which it first selects and the parties shall share equally the cost of the third arbitrator.

Section 21.04.  Option Is Not Assignable.  The Option to Extend granted to Tenant in this Article is personal to the Tenant named in this Lease and cannot be assigned to a third party, except as part of an assignment of this Lease or sublease of the entire Premises to a Permitted Transferee.

ARTICLE TWENTY-TWO:  LANDLORD’S IMPROVEMENTS.

Section 22.01.

a)                                     Landlord, at its own cost and expense, shall construct a cold dark shell building containing certain warehouse improvements on the Land.  Landlord shall construct the shell building, including certain warehouse improvements, and site improvements in accordance with the “Specifications for Landlord’s Improvements” attached hereto as Exhibit “F” and incorporated herein by reference (“Landlord’s Improvements”), subject to any changes or modifications required by Applicable Law existing at the time of provision.  With the exception of changes and modifications required by Applicable Law, Landlord shall construct Landlord’s Improvements in compliance with the Specifications for Landlord’s Improvements unless Tenant approves in writing in advance any deviation therefrom.  Landlord will assign to Tenant all warranties for any building component or system to be maintained by Tenant that are assignable and pass through to Tenant the benefit thereof to the extent not assignable.  Landlord will enforce all warranties not assigned to Tenant.  Landlord will pass through, for benefit of Tenant, any subcontractor warranties provided on Landlord’s Improvements.

b)                                     Tenant shall make no changes or modifications to the Specifications for Landlord’s Improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Landlord may withhold consent if such change or modification would:  (i) directly or indirectly delay LI Substantial Completion, unless Tenant agrees that any such delay shall constitute a Tenant Delay; (ii) increase the cost of designing or constructing any of Landlord’s Improvements,

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unless Tenant agrees to pay for such increased cost as if such increased cost were a Change Order Cost (as defined below); (iii) be of a quality lower than the quality of the Landlord’s Improvements set forth in the Specifications for Landlord’s Improvements; (iv) violate any Applicable Laws and/or (v) result in the Building being reclassified from its current classification as warehouse/industrial use, unless Tenant agrees to pay the reasonable costs of restoration at the end of the Lease Term.  Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant shall request any changes or substitutions to the Specifications for Landlord’s Improvements and such changes, differences and/or substitutions result in increased costs in excess of the costs of those Landlord’s Improvements set forth on the Specifications for Landlord’s Improvements, then, to the extent of any remaining unused portion of the TI Allowance (as defined in Section 22.02), Landlord shall construct such approved changes at Landlord’s cost and expense and shall receive a credit towards the TI Allowance for such expense.  To the extent that such costs exceed the TI Allowance, Tenant shall pay such excess costs to Landlord within ten (10) business days of receipt of an invoice from the Contractor to the Landlord incorporating such changes.  In the event that any Tenant requested changes result in a delay, such delay shall be deemed a Tenant Delay.  If Tenant desires any change to the Specifications for Landlord’s Improvements, such changes may only be requested by the delivery to Landlord by Tenant of a proposed written “Change Order” specifically setting forth in detail the requested change.  Landlord shall have ten (10) business days from the receipt of the proposed Change Order to provide the following items:  (A) a reasonable summary of any estimated increase or decrease (if any) in the cost of Landlord’s Improvements caused by such proposed change (“Change Order Cost”) and (B) a statement of the estimated number of days of any delay or acceleration (if any) to the LI Substantial Completion caused by such proposed change, including, without limitation, design and construction delays, as reasonably determined by Landlord, the architect and the Contractor (the “Change Order Delay”).  If applicable, Tenant shall then have ten (10) business days to approve the Change Order Cost and the Change Order Delay in writing to Landlord.  If Tenant fails to respond to Landlord within said 10-business day period, the Change Order Cost and the Change Order impact shall be deemed disapproved by Tenant and Landlord shall have no further obligation to perform any work set forth in the proposed Change Order unless and until Tenant provides an updated Change Order.  If Tenant approves the Change Order Cost and Change Order Delay, (i) the parties shall be deemed to have accelerated or extended the date of LI Substantial Completion, Target Delivery Date, Termination Date, and the Commencement Date by the number of days of the Change Order Delay, (ii) Landlord shall, promptly execute the Change Order and cause the appropriate changes to the Specifications for Landlord’s Improvements to be made and constructed at Landlord’s cost and expense and (iii) Landlord shall receive a credit towards the remaining TI Allowance for the Change Order Cost and Tenant, to the extent that such Change Order Cost exceeds the remaining TI Allowance, shall reimburse Landlord for the Change Order Cost within thirty (30) days following receipt of invoice from the

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Contractor and, if requested by Tenant, reasonable backup documentation.  The Change Order Cost shall include all reasonable and customary costs solely associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as reasonably determined by the Architect and the Contractor, respectively, a four percent (4%) management fee, general contractor’s fees, and any applicable permits and inspections.

c)                                      As used herein, “Tenant Delay” means any delay, including without limitation a delay in the design, construction and/or completion of the Landlord’s Improvements (under either this Lease and/or the Parking Lease) resulting from any or all of the following:  (a) Tenant’s failure to timely perform any of its obligations pursuant to this Lease, including without limitation Tenant’s failure to provide approvals, disapprovals and/or make payments within the time frames described herein; or if no time period is prescribed, then within five (5) business days after receipt of such request; (b) any requested modifications to any of the Specifications for Landlord’s Improvements that cause an extension to the LI Substantial Completion; (c) Tenant’s request for materials, finishes, or installations which are not readily available that cause an extension to the LI Substantial Completion; (d) Change Order Delays; (e) Tenant’s construction of the Tenant Improvements; or (f) any other delay, action or failure to act by Tenant, Tenant’s Representative, Tenant’s employees, agents, independent contractors, subcontractors, consultants and/or any other person performing or required to perform services on behalf of Tenant, including without limitation interference with Landlord, the Contractor or subcontractors during Tenant’s early occupancy of the Premises under Section 2.04, in each case that causes an extension to the date of LI Substantial Completion (under this Lease and/or the Parking Lease).  Landlord shall provide Tenant with notice of such Tenant Delay not more than ten (10) days following the earlier of (i) the commencement thereof or (ii) the date that Landlord first becomes aware of such Tenant Delay.

Section 22.02.  Tenant Improvements.  Tenant may also build certain additional improvements to the Premises (the “Tenant Improvements”), as more particularly described in the Work Letter attached as Exhibit “E”.  Landlord has included a Tenant Improvement allowance of Six Dollars ($6.00) per square foot of the Building (“TI Allowance”) (i.e., if the Building is 430,500 square feet, $2,583,000.00) for design, construction drawings, permits and actual construction of the Tenant Improvements and for payment of any Change Order Costs.  Tenant shall be entitled to seek disbursement from the available TI Allowance to be paid, at Tenant’s election, either to Tenant to the extent Tenant has previously paid such amounts or directly to Tenant’s contractors, their subcontractors, and suppliers for the cost of any Tenant Improvements constructed or installed by such contractors, subcontractors, and/or suppliers.  Landlord shall provide said disbursement within thirty (30) days after receipt of a written request for disbursement, provided that Tenant is in compliance with the following:  (i) Landlord must receive a written request for disbursement from Tenant together with complete invoices with all back up including copies of invoices from subcontractors to support general contractor invoices; (ii) Landlord must have received W-9s for each contractor, subcontractor or supplier to paid; (iii) Landlord must receive conditional upon progress lien waivers for each contractor, subcontractor or supplier to paid along with unconditional upon progress lien waivers for all previous

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disbursements; and (iv) Tenant is not in default of any of its obligations under this lease.  All Tenant Improvements shall be constructed in the manner set forth in the Work Letter.  All invoices shall be subject to a ten percent (10%) retention to be held either under the applicable construction contract, or if no retention thereunder, by Landlord.  Payment of the ten percent (10%) retention shall be made upon Landlord’s receipt of the “as-built” drawings of the Tenant Improvements.  Invoices must be received by the 5th of the month to be paid within thirty (30) days.

ARTICLE TWENTY-THREE:  GENERAL PROVISIONS.

Section 23.01.  General Provisions.  The following provisions will apply to Landlord’s Improvements:

a)                                     The Premises is subject to a Project Labor Agreement by and between Alston Construction and UA Plumbers and Steamfitters Union, Local 343, International Brotherhood of Electrical Workers Union, Local 180, Sheet Metal Workers Union, Local 104 dated as of October 2, 2015 (the “PLA”).

b)                                     All fees and permits necessary for Landlord’s Improvements (including but not limited to electrical, mechanical, and fire and life safety equipment) shall be paid for by Landlord, except any costs in connection with Tenant delays or any additional costs to Landlord’s Improvements resulting from a Change Order to the Specifications for Landlord’s Improvements.

c)                                      Except for Landlord’s completion of the LI Punchlist (as defined below) items, Landlord’s obligations to complete Landlord’s Improvements pursuant to the Lease shall be satisfied (“LI Substantial Completion”) upon the date of completion of Landlord’s Improvements (except LI Punchlist items) in compliance with the Specifications for Landlord Improvements, subject to Change Orders approved by Tenant in advance in writing, and receipt from the governmental authorities having jurisdiction over Landlord’s Improvements of a fully signed permit card or its local equivalent for Landlord’s Improvements.  Landlord shall promptly notify Tenant of the date of LI Substantial Completion, and provide a copy of the permit card or its local equivalent to Tenant.  Tenant shall, at no out-of-pocket cost to Tenant, make all reasonable efforts to cooperate and assist Landlord in obtaining the permit card or its local equivalent.  LI Substantial Completion of Landlord’s Improvements is estimated to occur on or about the Target Delivery Date.

d)                                     Landlord shall notify Tenant approximately five (5) business days prior to the date of LI Substantial Completion to schedule an inspection of Landlord’s Improvements.  Tenant and Landlord shall inspect the Premises for the purpose of determining those items of work, if any, that remain unperformed, incomplete, not constructed in accordance with the plans therefor, improperly constructed, not in compliance with Applicable Law or otherwise not reasonably acceptable to Tenant.  Within five (5) business days after such inspection, Tenant and Landlord shall establish an itemized list of such items of work (“LI Punchlist”) and

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Landlord shall provide the expected timeframe for Landlord to complete each item on the LI Punchlist.  Landlord shall complete all items on the LI Punchlist within sixty (60) days after the date of LI Substantial Completion.

ARTICLE TWENTY-FOUR:  Intentionally Deleted.

ARTICLE TWENTY-FIVE:  Use Exclusivity.  For so long as (i) Tenant is not in default of this Lease beyond the applicable cure period, if any and (ii) Tenant continues to Lease the Premises from Landlord, Landlord will not lease any other space in the Gateway 80 Business Park to any entity or any business, division, operation or Affiliate thereof that is in the primary business of directly or indirectly, selling boxed meals or recipes and/or the pre-portioned ingredients to prepare such meals or recipes to consumers (a “Tenant Competitor”).

ARTICLE TWENTY-SIX:  Tenant’s Security System.  Tenant shall be entitled to install a separate security system for the Premises and may include, key-card systems, access gates, security lighting and video monitoring equipment (“Tenant’s Security System”), either as an alteration or as a part of the Tenant Improvements; provided, however, the installation of Tenant’s Security System shall otherwise be subject to the terms and conditions of this Lease and/or the Work Letter, as applicable.  In addition, Landlord may reject any proposed improvement under this Section which restricts access to or harms the marketability of any other building in the Project; provided, that Tenant shall have the right to install fencing at the Premises in compliance with the CC&Rs and Applicable Law so long as Tenant first obtains the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall have the right to contract directly with Landlord’s security contractor as well as utilize its own employees or third parties to perform security services within the Premises.

ARTICLE TWENTY-SEVEN:  Roof.  Tenant shall have, at Tenant’s sole risk, use of the Building’s roof in compliance with all Applicable Laws, the CC&Rs and applicable terms of this Lease including without limitation, installation (with the prior approval of Landlord, not to be unreasonably withheld, conditioned or delayed) and maintenance, each at Tenant’s sole cost and expense, subject to the application of the TI Allowance, satellite dishes/antennae on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) (all such equipment is defined collectively as the “Telecommunications Equipment”), as well as the installation, use and maintenance of HVAC equipment, conduit and other related equipment (the “Ancillary Equipment”) (Telecommunications Equipment and Ancillary Equipment, collectively the “Roof Equipment”).  In installing and maintaining any Roof Equipment, Tenant shall (i) take no action which would void any existing warranties for the Premises or the Building or any systems or equipment serving the Premises or the Building; and (ii) coordinate with Landlord’s roof contractor prior to installation of any Roof Equipment to ensure that existing warranties shall not be violated.  Prior to the installation of any Roof Equipment by Tenant, Tenant shall provide Landlord with all applicable plans and specifications related to such Roof Equipment and Tenant shall first obtain the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment or the Ancillary Equipment, including, without limitation, with respect to the quality and clarity

Riders-8

of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise.  Tenant shall maintain such Telecommunications Equipment and Ancillary Equipment in good repair and condition at Tenant’s sole cost and expense.  Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of the Lease, and shall return the affected portion of the roof and the Premises to the condition the roof and the Premises would have been in had no such Telecommunications Equipment (reasonable wear and tear excepted) been installed.  Removal of any Ancillary Equipment shall be in accordance with Section 6.06.  Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment and/or Ancillary Equipment, and Landlord shall have no liability therewith.  Such Telecommunications Equipment and Ancillary Equipment shall, in all instances, comply with Applicable Laws.  LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE ROOF EQUIPMENT, AND TENANT HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS AND LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY THE PARTIAL NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES OR AGENTS (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES OR AGENTS).

Riders-9

Exhibit “A”
Land Legal Description

Parcel 2 as shown on that certain map entitled “Parcel Map for Panattoni Development Company, Inc.” filed June 9, 2016 in Book 51 of Maps, at Page 64-65, Solano County Records, as further depicted on the Premises Site Plan attached to the Lease as Exhibit C.

A-1

Exhibit “B”
Tenant LEED Compliance Requirements

Tenant Design & Construction Guidelines

Gateway 80 - Building A

2950 Cordelia Rd.
Fairfield, CA 94534

Tenant Space Requirements

In order to fulfill the LEED-CS v2009 requirements, tenants will be responsible for meeting certain criteria for the LEED credits as described in this section.  These are required of all tenants during the build-out of their respective spaces.

Tenant are encouraged, but are not required, to pursue additional green building strategies, including those outlined by the LEED for Commercial Interiors Rating System.

The following requirements are formatted into to four (4) categories of the U.S. Green Building Council (“USGBC”) Leadership in Energy and Environmental Design (“LEED”) green building rating system:

1.                                      Water Efficiency

2.                                      Energy & Atmosphere

3.                                      Indoor Environmental Quality

4.                                      Innovation in Design/Operations

The requirements outlined in this Exhibit are based on three (3) sources:

•                  LEED for Core and Shell (LEED CS) v2009 Green Building Rating System

•                  LEED for Commercial Interior Construction (LEED CI) v2009 Green Building Rating System

•                  Landlord’s Tenant Design & Construction Guidelines

The LEED credits required by the Lease are listed below and are accompanied by a short overview of the credit.  For details about LEED CS or LEED CI, please refer to the applicable

USGBC Reference Manuals.  This Exhibit does not serve as the Landlord’s Design & Construction Guideline, which includes comprehensive recommendations for green building strategies; however, this provides details for sustainable design & construction practices which are required to be implemented in the tenant’s work in accordance with the Lease Agreement.

Additional information, including updates to the rating system can be found on the USGBC website:  http://www.usgbc.org.

WATER EFFICIENCY (WE)

Water Use Reduction:  20% Reduction (WE Prerequisite 1)
Water Use Reduction:  40% Reduction (WE Credit 3)
To maximize water efficiency by a minimum of 40% within the building, tenants will be required to use low flush and flow fixtures with maximum flow rates as follows:

Water Closet - 1.28 gpf
Urinal- 0.125 gpf
Lavatory faucet - 0.35 gpm with sensor
Kitchen faucet- 1.0 gpm

ENERGY AND ATMOSPHERE (EA)

Fundamental Refrigerant Management (EA Prerequisite 3)
Tenants will be required to use no CFC-based refrigerants in new HVAC equipment or fire suppression systems.

Minimum Energy Performance (EA Prerequisite 2)
Optimize Energy Performance (Energy & Atmosphere Credit 1)
Tenant improvements will install lighting control devices per Title 24 Section 110.9 including daylight controls within 15’ of all perimeter glazing.  Tenant improvements must use water heaters with an efficiency to exceed ASHRAE 90.1-2007, Table 7.8 or California Title 24 Section 110.3, whichever is more stringent.  Tenant improvement interior warehouse lighting shall have a lighting power density not to exceed 0.60 W/sf.

INDOOR ENVIRONMENTAL QUALITY (EQ)

Minimum Indoor Air Quality (IAQ) Performance (IEQ Prerequisite 1)
Tenant will install mechanical ventilation systems to meet the minimum outdoor air ventilation rates as described in the ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality, using the Ventilation Rate Procedure.

Construction IAQ Management Plan (IEQ Credit 3)
During construction, tenants will be required to develop and implement an Indoor Air Quality (IAQ) Management Plan to mitigate dust and particulates and protect building materials from absorbing toxic chemicals.  This plan will comply with the requirements of the Sheet Metal and Air-Conditioning Contractors’ National Association (SMACNA) by incorporating measures in the 5 areas below.

•                  HVAC Protection

•                  Pathway Interruption

•                  Housekeeping

•                  Scheduling

•                  Source Control

Exhibit “C”
Premises Site Plan

C-1

C-2

EXHIBIT “D”
Form of Memorandum of Lease

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of      day of           , 2016, by and between Gateway 80 Industrial, LLC, a Delaware limited liability company (“Landlord”), and Blue Apron, Inc., a Delaware corporation, as the tenant (“Tenant”).

RECITALS

WHEREAS, Landlord owns that certain real property in Solano County, California, commonly known as Gateway 80 Industrial Park, being more particularly described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Landlord and Tenant have entered into that certain unrecorded Lease Agreement (Single Tenant Facility), dated as of         , 2016, (as the same may be amended or restated from time to time, the “Lease”) whereby Landlord leased to Tenant and Tenant leased from Landlord, a portion of the Property (said leased premises hereafter the “Premises”); and

WHEREAS, Landlord and Tenant desire to enter into and record this Memorandum in order to evidence the Lease and so that third parties may have notice of the Lease and Tenant’s leasehold interest and rights under the Lease with respect to the Premises.

NOW, THEREFORE, for good and sufficient consideration acknowledged in the lease, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.             Lease Incorporation; Purpose of Memorandum.  This Memorandum is subject to all conditions, terms and provisions of the Lease, which is hereby adopted and incorporated hereto by reference, in the same manner as if fully set forth herein, and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease.  This Memorandum has been executed for the purpose of recordation and evidencing the Lease and in order to give notice to third parties of the Lease, and is not a complete summary of the Lease.

2.             Term.  The initial term of the Lease is presently intended to commence on            and expire on              unless extended by Tenant pursuant to the terms of the Lease.

3.             Successors and Assigns.  This Memorandum and the Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors and assigns.

4.             Conflict.  In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail.  Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

5.             Counterparts.  This Memorandum may be executed by Landlord and Tenant in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

6.             Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Lease.

[Signatures Appear on the Following Pages]

“LANDLORD”

GATEWAY 80 INDUSTRIAL,
LLC, a Delaware limited liability company

By:	Gateway 80 Industrial PG, LLC
a Delaware limited liability company,
Managing Member

	By:	PDC Sacramento LLC,
a Delaware limited liability company
Its Manager

By:
Timothy W. Schaedler, Local Partner

“TENANT”

BLUE APRON, INC.,
a Delaware corporation

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                      , before me,                            , Notary Public, personally appeared                                                , who proved me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                      , before me,                            , Notary Public, personally appeared                                                , who proved me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Parcel 2 as shown on that certain map entitled “Parcel Map for Panattoni Development Company, Inc.” filed June 9, 2016 in Book 51 of Maps, at Page 64-65, Solano County Records

EXHIBIT “E”
Work Letter

ARTICLE ONE:  DESCRIPTION OF TENANT IMPROVEMENTS.

All items of Tenant Improvements shall be performed by Tenant at Tenant’s expense in accordance with Tenant’s final Plans (as defined below) and specifications as approved by Landlord and in accordance with all of requirements of the Lease and this Exhibit “E”.  Tenant Improvements, for which Tenant shall be entitled to reimbursement from the TI Allowance (subject to available funds remaining), shall include, but shall not be limited to, all architectural and engineering fees, permits, approvals, licenses, and special assessments, taxes or fees relating to Tenant Improvements.

ARTICLE TWO:  REQUIRED ITEMS.

Tenant shall submit to Landlord, for Landlord’s written approval the following items (hereinafter collectively referred to as “Required Items”).

Section 2.01.  Complete detailed drawings and specifications in sufficient detail for Tenant to obtain all necessary building permits (hereinafter collectively referred to as “Plans”) for all Tenant Improvements.  For avoidance of doubt, while Tenant shall be required upon completion to provide a complete set of “As-Built” Plans, Tenant shall have the right from time to time to submit Plans to Landlord with respect to a particular portion or portions of the Tenant Improvements.

Section 2.02.  Prior to the commencement of Tenant Improvements, Tenant shall submit certificates evidencing all insurance required to be carried by Tenant or its contractors under the Lease naming Landlord, Landlord’s lender, and any other party requested by Landlord, as additional insureds under such policy.

Section 2.03.  Tenant must obtain Landlord’s written approval of the Required Items for an applicable portion of the Tenant Improvements prior to commencing work on such portion of the Tenant Improvements at the Premises.  Landlord’s consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Landlord may withhold consent to any Plans if such Plans show that the applicable Tenant Improvements would:  (i) directly or indirectly delay LI Substantial Completion, unless Tenant agrees that any such delay shall constitute a Tenant Delay; (ii) be of a quality lower than the quality of the Landlord’s Improvements set forth in the Specifications for Landlord’s Improvements; (iii) violate any Applicable Laws and/or (iv) result in the Building being reclassified from its current classification as warehouse/industrial use, unless Tenant agrees to pay the reasonable costs of restoration at the end of the Lease Term.  Landlord shall have ten (10) business days from receipt of Plans to provide its approval or describe in reasonable detail the reasons for its disapproval.  Failure of Landlord to respond to a request for approval of Plans within such ten (10) business day period shall be deemed Landlord’s approval thereof.  A response from Landlord seeking clarification of Tenant’s Plans shall not be deemed a failure to respond if delivered within the foregoing review period.  Landlord’s approval of Tenant’s Plans shall not constitute an affirmation by Landlord that they conform to Applicable Law or impose any liability whatsoever on Landlord.

Section 2.04.  Tenant has provided a preliminary depiction of the Tenant Improvements, which is attached hereto as Exhibit E-1 (“Tenant’s Preliminary Plans”).  Landlord hereby approves the general interior layout of Tenant’s Preliminary Plans, subject to Tenant’s receipt of all necessary government approvals and Tenant’s compliance with all Applicable Laws and the CC&Rs, and subject to further review and approval of the Plans therefor.  Landlord shall retain its approval right with respect to any detail element which is not depicted or included in Tenant’s Preliminary Plans.

ARTICLE THREE:  OTHER REQUIREMENTS.

Section 3.01.  Tenant shall comply with all Applicable Laws during its work and, when completed, Tenant Improvements must comply with all Applicable Laws.  Upon completion of the Tenant Improvements, Tenant shall obtain and deliver to Landlord:  (i) final lien waivers, as well as paid invoices or statements, from all contractors and subcontractors who performed work at the Premises and all materialmen and suppliers who provided materials and/or equipment used in connection with Tenant Improvements at the Premises, and (ii) a copy of the certificate of occupancy (or its local equivalent) for the Premises.  If a temporary certificate of occupancy is issued, Tenant shall deliver a copy of that document to Landlord and then, upon issuance of a permanent certificate of occupancy or local equivalent thereof, promptly forward a copy of it to Landlord.

Section 3.02.  If Landlord or its representative inspects the Premises and determines that Tenant Improvements are not being performed substantially in accordance with the approved Plans, Tenant shall promptly correct any deficiencies or omissions following receipt of written notice thereof.

Section 3.03.  Tenant shall not permit any mechanic’s or other lien to be filed either against the Premises or Tenant’s leasehold interest by reason of work, labor, services or materials supplied.  If any lien is filed, Tenant shall comply with the provisions of this Lease regarding liens.  Nothing herein shall be construed as the consent or request of Landlord to any contractor, subcontractor, laborer or materialman to perform work or furnish materials.

Section 3.04.  Within ten (10) business days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion to be recorded in the office of the recorder of the County in which the Premises is located in accordance with applicable statutes, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.

Section 3.05.  Tenant shall cause reproducible “As-Built drawings” to be delivered to Landlord and/or Landlord’s representative not later than ninety (90) days after the completion of the Tenant Improvements.  In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay the Landlord, as additional rental, the costs of producing these drawings.

Exhibit “E-1”
Tenant’s Preliminary Plans

EXHIBIT “F”
Specifications for Landlord’s Improvements

SCOPE DESCRIPTION:

Building “A” 430,500 sqft. Building “A” will be 36” clear, and bays are approximately 54’ x 55’.

DIVISION 2

On-Site Earthwork Construction - Mass grading, place fill to grades.  Finish grade for building pads, parking lot concrete flatwork, concrete curbs, and rough grade for landscape planters.

On-Site Wet Utilities - Install storm drain pipe to drain into pretreatment swales on site & drain to the existing drainage easement.  Include (1) storm drain pump station for the park, per drawings.  Connect to existing sewer stubs at property line with new 6” sewer piping to building location per drawings.  Include (1) sewer pump station for the park, per drawings.  Connect to existing water stubs at property line with (2) new 10” double check detectors for the park; 10” sprinkler risers as needed for each building, fire hydrants to code, 4” domestic lines on site and 2.5” stubs into building.  The 4” will neck down to 2” at the water meter.

On-site Asphalt Paving -All auto & Truck paving will have at least a TI of 7 for truck paved areas made with 6.75” concrete over 6” AB section over compacted soil.  High traffic areas, like driveways, will be at least TI of 7.5 or 7” concrete over 6” AB over compacted soil.  Striping and signage as shown on site plan.

Off-Site Construction -Frontage landscape & sidewalks only, per drawings.

On-site Concrete - Full depth barrier curb, curb and gutter, on site flatwork walkways natural gray broom finished.  Truncated domes and curb ramps.  Trash enclosure slabs and dock aprons of 6.5” reinforced concrete.  Exact quantities and paving sections per drawings.

Fencing - none.  No permanent fencing is included.

Landscaping - Improvements to frontage to meet local jurisdiction requirements.  Design build landscaping and Irrigation plan with plant selection to meet project budget.  Dripline irrigation only where required by code.  In the drainage easement, native seeding only.  Exact quantities per drawings.

DIVISION 3

Building Concrete -continuous footing at building perimeter; includes a nominal 7” thick slab with 4,000 PSI compressive strength concrete in all areas.  Reinforced with #4 rebar at 18” O.C. each way throughout slab, control joints spaced no more than 15’ apart, slip joints at column lines with ½” diameter smooth dowels at 24” O.C., greased on one end.  Slab to have hard trowel finish and laser screeded to an overall average Ff. of 45 and Fl of 35. 12” AB under the slabs.

Soft cut control joints, membrane cure.

Site tilt panel to be approximately 42’ off finish floor.

DIVISION 4

Masonry - Concrete masonry block trash enclosures and fire pump rooms to be standard color split-faced block.

DIVISION 5

Structural/Misc Steel - Steel column support roof structure loading conditions specified per drawing sheets S7.1A and S7.1 B).  Trash enclosure gates and roof access ladder.  Brace frame bays per drawings.

DIVISION 6

Rough Carpentry - Hybrid roof system.

DIVISION 7

Thermal & Insulation - 60-mil TPO “cool” roofing with 20 year NDL material warranty.  Exterior panel joints caulked.

DIVISION 8

Doors and Frames - Exterior doors to be metal frames and metal doors.  Closers where required by code to be Dorma.

OH Doors;

Building A total is 84 dock doors and 4 each grade level doors, 24-gauge.  9’ x 10’ non- insulated sectional vertical lift dock doors and 12’ x 14 non-insulated grade level doors.  All OH doors to be manually operated.

Storefront and Glazing - Exterior storefront systems to be dual pane glass.  Glass systems at front of building to be 10’ or less in height.  All glass to be standard color, low e.
Building A total is 5,236 sqft with a total of 6 double entry doors.

Skylight / smoke vent - 2% of the roof area for each building, each 4’ x8’ double domed.  Smoke vents will be to code and the balance to be standard skylights.

DIVISION 9

Painting - (1) coat primer and (2) coats elastomeric paint are included over exposed tilt wall finishes on the exterior.  One coat latex on interior walls.

DIVISION 11

Dock Equipment - Bumpers only.

DIVISION 13

Fire Sprinklers - Design build fire sprinkler system with ESFR system and 2,000 GPM diesel fire pump, for each building.  Fire pump house located on site.

DIVISION 15

Plumbing - 6” PVC waste piping to four locations at buildings A, Terminate waste line 5’ outside building at an invert depth between +/- 5’ and +/- 7’.  Sewer will run 5’ inside building and terminate at a floor cleanout.  (1) 2.5” domestic water stub from 5’ outside building to 8’ above floor terminated with a valve.

HVAC- None.

DIVISION 16

Electrical

Site Utilities:

•                  Furnish and install (2) 5” PVC empty conduits from “JT” line shown on drawing to building service.  Distance from “JT” to Building A (95’).  SEI will supply and install (1) PG&E type concrete pull box to intercept “JT”.  Supply PG&E rated transformer pad that will be located in direct line within 10’ of the main switchboard.  From the PG&E transformer location Building A will receive 4000 amp aluminum outdoor bussing to connect utility power to the main switchboard.

•                  SEI will supply and install (2) 4” PVC schedule 40 conduits from “JT’ line shown on drawing to each building.  Building A (120’).  SEI will supply and install (1) AT&T type concrete pull box to intercept “JT”.

•                  Supply 40 amp 3 phase feeder to diesel Fire Pump Equipment located per A1 .1 Site Plan v2.4 rev1drawing.

Building Power:

•                  Building A will receive a 4000 amp indoor 277/480 volt, 3 phase, 4 wire, multi-meter switchgear with (1) 200 amp house meter section.  Provisions will be made for future capabilities to expand the service to accept multi-meter tenant sections.  Each house loads will be supplied by (1)200 amp 277/480 volt panel, (1) 75 kVA transformer and (1) 120/208 volt panel.

•                  Dedicated pathway for solar ready area indicated on drawing A2.1.1.

Site Lighting:

•                  Building site will consist of:  (20) Surface building mounted LED parking lot flood lights and (4) 27’ to 22’ LED pole mounted parking lot flood lights.  (24) Exterior emergency egress LED lights located above each emergency exit door.  (1) Illuminated exterior building mounted sign circuit.

Building Lighting:

•                  Building will consist of:  (1) Strip fixture ceiling mounted in switchgear room.  (8) Exit signs wall mounted above exit doors.  (24) “Bug-Eye” emergency exit fixtures located above each emergency exit door.  (4) Interior ceiling mounted fluorescent lights for general area illumination.  No other interior lighting included.

Building Fire Alarm:

•                  Building will receive:  (1) Fire Alarm Control Panel, (1) Smoke Detector at FACP, (1) Pull Station at FACP, (3) Monitoring Mods for Sprinklers (Waterflow/Tamper/PIVor Backflow), (1) FA Horn/Strobe and (1) Exterior FA Strobe.  Furnish (3) waterflow, (3) Tamper/PIV for installation by others.

Inclusions:

•                  Excavation & backfill for electrical underground.

•                  Concrete pole bases.

•                  Fire-caulking and fire-rated putty pads for electrical conduit and box penetrations where required by code.

•                  Storm Drain pump is located near the North Retention Pond behind building A approximately 1250’ from electrical service.

•                  Sanitary Sewer pump is located near South Detention Pond in front of building B approximately 150’ from electrical service.

•                  Irrigation controller power connection are included and assumed to be within each electrical room.

•                  Perform acceptance testing for Title 24.

•                  Grounding for Telecom at service entry points for each building.

EXHIBIT “G”
Letter of Credit

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
Gateway 80 Industrial, LLC
8775 Folsom Blvd., Suite 200
Sacramento, California 95826

APPLICANT:
BLUE APRON, INC.
5 CROSBY STREET
3RD FLOOR
NEW YORK NY 10013

AMOUNT:            US $1,343,160.00 (ONE MILLION THREE HUNDRED FORTY THREE THOUSAND ONE HUNDRED SIXTY AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:        (ONE YEAR FROM ISSUANCE)

LOCATION:                          SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF       IN FAVOR OF THE AFORESAID ADDRESSEE (“BENEFICIARY”) FOR DRAWINGS UP TO US$1,343,160.00 (ONE MILLION THREE HUNDRED FORTY THREE THOUSAND ONE HUNDRED SIXTY AND 00/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY, AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED.

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO. SVB      , FOR ALL OR ANY PART OF THIS LETTER OF CREDIT IF PRESENTED AT OUR OFFICE SPECIFIED BELOW ON OR BEFORE THE EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE TOGETHER WITH THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.  PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION, OR QUALIFICATION.  THE OBLIGATION OF SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF SILICON VALLEY BANK, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JUNE 30, 2028.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION:  STANDBY LETTER OF CREDIT NEGOTIATION SECTION

PRESENTATIONS BY OVERNIGHT COURIER SERVICE ARE PERMITTED.  SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY OVERNIGHT COURIER, ALL ORIGINALS MAY BE SENT BY OVERNIGHT COURIER SERVICE TO THE BANK’S OFFICE ADDRESS NOTED ABOVE.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK AS REQUESTED BY THE BENEFICIARY ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US, THE ISSUING BANK, AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  APPLICANT SHALL PAY OUR TRANSFER FEE ¼ OF 1/4% OF 1 % OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT AND SHALL NOT BE A CONDITION TO TRANSFER OF THE LETTER OF CREDIT BY BENEFICIARY AND OUR OBLIGATION TO TRANSFER THE LETTER OF CREDIT IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE OR OUR RECEIPT OF THE TRANSFER FEE.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK AS PROVIDED FOR IN EXHIBIT “B”, PROVIDED THAT IN LIEU OF SUCH BANK AUTHENTICATION, BENEFICIARY MAY

PROVIDE THE ISSUING BANK WITH ALTERNATIVE DOCUMENTATION TO EVIDENCE THE SIGNER’S AUTHORITY TO EXECUTE THE TRANSFER INSTRUMENT ON BEHALF OF THE BENEFICIARY, SUCH AS AN INCUMBENCY CERTIFICATE OR OTHER DOCUMENTATION AS MAY BE REASONABLY SATISFACTORY TO THE ISSUING BANK.

IN THE EVENT THAT THE ISSUING BANK INCURS ADDITIONAL FEES (OTHER THAN THE TRANSFER FEE SPECIFIED ABOVE) RELATED TO THE REVIEW OF SUCH ADDITIONAL DOCUMENTATION, SUCH FEES SHALL BE THE SOLE RESPONSIBILITY OF APPLICANT.  ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OR EXPIRATION OF THE LETTER OF CREDIT FROM OUR BELOW-SPECIFIED OFFICE.  EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN:  INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT “A”

Date:		REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEYBANK, SANTA CLARA, CALIFORNIA,
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO.
DATED

TO:	SILICON VALLEY BANK	(BENEFICIARY’S NAME)
3003 TASMAN DRIVE SANTA CLARA, CA 95054
Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.                                      DATE:  ISSUANCE DATE OF DRAFT.

2.                                      REF. NO.:  BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.                                      PAY TO THE ORDER OF:  NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.                                      US$:  AMOUNT OF DRAWING IN FIGURES.

5.                                      USDOLLARS:  AMOUNT OF DRAWING IN WORDS.

6.                                      LETTER OF CREDIT NUMBER:  SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.                                      DATED:  ISSUANCE DATE OF THE STANDBY L/C.

8.                                      BENEFICIARY’S NAME:  NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.                                      AUTHORIZED SIGNATURE:  SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                                .

EXHIBIT B
TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:
3003 TASMAN DRIVE
SANTA CLARA, CA 95054
ATTN: INTERNATIONAL DIVISION,
STANDBY LETTERS OF CREDIT

GENTLEMEN:

FOR VALUED RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED
(BENEFICIARY’S NAME)
The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
By:
Printed Name:

Title:
(Name of Bank)

(Address of Bank)

(City, State, Zip Code)

(Print Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

EXHIBIT “H”
Form of Subordination Non-Disturbance Agreement

PREPARED BY AND UPON
RECORDATION RETURN TO:
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, CA 94105
Attention:  Stephen I. Berkman, Esq.

(space above line for recorder’s use only)

JPMORGAN CHASE BANK, N.A.
(Mortgagee)
- and -
BLUE APRON, INC.
(Tenant)
- and -
GATEWAY 80 INDUSTRIAL, LLC
(Landlord)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:  as of August   , 2016
Location:  Fairfield, California
County:  Solano

SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the     day of August, 2016, by and among JPMORGAN CHASE BANK, N.A., a national banking association (“Mortgagee”), BLUE APRON, INC., a Delaware corporation (“Tenant”), and GATEWAY 80 INDUSTRIAL, LLC, a Delaware limited liability company (“Landlord”).

RECITALS:

A.                                    Landlord owns the land (“Land”) described in Exhibit A attached hereto and any buildings and related improvements now or hereafter existing on the Land (the “Building”; the Land and Building are collectively referred to as the “Property”).

B.                                    Under the terms of that certain Lease Agreement (Single Tenant Facility) (the “Lease”) dated August      , 2016 by and between Tenant and Landlord, Tenant has leased the Premises, as more particularly described in the Lease (the “Demised Premises”).

C.                                    Landlord has executed that certain Construction Deed of Trust and Security Agreement in favor of Mortgagee dated as of           and recorded as document number       (the “Mortgage”) in the official records of Solano County (the “Official Records”) pursuant to which Landlord has encumbered Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to Mortgagee as described therein and in all other documents evidencing, securing or guaranteeing such indebtedness (collectively, and including the Mortgage, the “Loan Documents”).

D.                                    The parties hereto desire to have the Lease be subordinate to the Mortgage and the lien thereof, subject to the terms hereof, to establish certain rights of non disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1.                                      Subordination.  The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2.                                      Non-Disturbance.  In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Mortgagee agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement); provided, further, however, that Mortgagee and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Mortgagee or Acquiring Party:  any option to purchase or any right of first refusal to purchase with respect to the Property.

3.                                      Attornment.  In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either:  (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if any Landlord default under the Lease is not susceptible to cure and results in the termination of the Lease, or the Lease is terminated for any other reason, including, without limitation, as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised).  Nothing in this Section 3 shall be deemed to constitute a limitation or waiver of any rights or remedies of Tenant under the Lease, subject to the limitations set forth in Section 4 below.  In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party.  For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

4.                                      Limitation of Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Mortgagee, its successors and assigns, or the Acquiring Party, as the case may be, shall be limited to its interest in the Property, including, without limitation, property insurance, condemnation, sale or rental proceeds received by Mortgagee or the Acquiring Party; provided, however, that Mortgagee or the Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:

(a)                                 be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Mortgagee, Acquiring Party or the successors or assigns of either of them except for repair and maintenance obligations of a continuing nature imposed on Landlord under the Lease and Mortgagee or the Acquiring Party was furnished with written notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of the Demised Premises;

(b)                                 be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Mortgagee or the Acquiring Party, as applicable;

(c)                                  be bound by any material amendment, modification or termination of the Lease or by any waiver or forbearance on the part of any prior landlord (including Landlord) (except to the extent specifically permitted by the Lease (i.e. termination rights for default, casualty and condemnation, extension rights or other options or waivers expressly set forth in the Lease)), unless Mortgagee or the Acquiring Party consents in writing to such amendment, termination, cancellation, waiver or surrender, which consent shall not be unreasonably withheld, conditioned or delayed;

(d)                                 be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent the Mortgagee or Acquiring Party was furnished with notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of the Demised Premises;

(e)                                  be liable to Tenant for construction or restoration obligations of any prior landlord (including Landlord), or delays by any prior landlord (including Landlord) in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises; provided, however, Mortgagee shall be subject to all remedies Tenant may have as set forth in the Lease (excluding a claim for damages against acquiring party) including specifically, without limitation, self-help, offset, abatement and/or termination rights and remedies; or

(f)                                   be liable to Tenant for payment of any tenant improvement allowance or other similar payment or reimbursement obligation of the landlord (including Landlord) under the terms of the Lease; provided, however, Mortgagee shall be subject to all remedies Tenant may have as set forth in the Lease (excluding a claim for damages against acquiring party) including specifically, without limitation, self-help, offset, abatement casualty and condemnation restoration provisions and/or termination rights and remedies.

5.                                      Rent.  Tenant hereby agrees to and with Mortgagee that, upon receipt from Mortgagee of a notice of any default by Landlord under the Mortgage, Tenant will pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease.  In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease without further notice to or consent of Landlord, all of which shall be credited towards Tenant’s obligations under the Lease.  In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by Landlord or third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Mortgagee in accordance with the terms and conditions hereof.

6.                                      Further Documents.  The foregoing provisions shall be self- operative and effective without the execution of any further instruments on the part of any party hereto.  Tenant agrees, however, to execute and deliver to Mortgagee or the Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

7.                                      Notice and Cure.  Tenant agrees that if there occurs a default by Landlord under the Lease, Tenant shall give Mortgagee written notice of such default and Mortgagee or its successors a period of time to remedy any such default by Landlord equal to the greater of (a) thirty (30) days or (b) the curative period afforded to Landlord under the Lease with respect to such default, such period to commence upon the receipt by Mortgagee or its successors (if such successor shall have given written notice to Tenant of its acquisition of Mortgagee’s (for the benefit of the lenders) interest in the loan made pursuant to the Loan Documents and shall have designated the address to which such notice is to be directed) of written notice of such default.  Mortgagee shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed the time period set forth in the preceding sentence to remedy such default.

8.                                      Default.  Tenant shall not be in default under this Agreement unless Tenant’s failure to perform or observe any term, covenant, agreement or condition to be performed or kept under this Agreement is not cured within five (5) days’ written notice of such failure if the default is a failure by Tenant to pay rent hereunder in accordance with Section 5, or within thirty (30) days’ written notice of such failure for all other defaults hereunder.

9.                                      Notices.  All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U.S. registered or certified mail, postage prepaid, addressed as follows:

Mortgagee:

JPMorgan Chase Bank, N.A.
2200 Ross Avenue, 9th Floor
Dallas, TX 75201-2787
Attention:  Manager, Real Estate Group

with a copy to:

Locke Lord LLP
600 Congress Avenue, Suite 2200

Austin, TX 78701
Attention:  Brad B. Hawley, Esq.

Landlord:

Gateway 80 Industrial, LLC
c/o Panattoni Development Company
8775 Folsom Boulevard, Suite 200
Sacramento, CA 95826
Attention:  Timothy W. Schaedler

with a copy to:

CVM Law Group, LLP
20411 SW Birch Street, Suite 200
Newport Beach, CA 92660
Attention:  Fredric I. Albert

Tenant:

Blue Apron, Inc.
5 Crosby Street, 3rd Floor,
New York, NY 10013
Attention:  General Counsel

with a copy to:

Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, CA 94105
Attention:  Stephen I. Berkman, Esq.

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

10.                               Binding Effect.  The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Mortgagee, Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

11.                               No Oral Modifications.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

12.                               Governing Law.  This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

13.                               Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

14.                               Inapplicable Provisions.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15.                               Authority.  Each of the undersigned parties represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

16.                               Tenant’s Personal Property.  It is expressly agreed to between Mortgagee, Landlord and Tenant that in no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

17.                               Waiver of Jury Trial.  LANDLORD, TENANT AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

18.                               Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.                               Recording.  Any party to this Agreement shall have the right to record this Agreement in the Official Records.

20.                               Broker Commissions.  Nothing in this Agreement shall limit Tenant’s rights against Landlord if Landlord fails to pay when due any brokerage commissions payable to Tenant’s broker in connection with the Lease.  Mortgagee or the Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent be liable to Tenant for any such broker commission.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

“MORTGAGEE”

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:
Name:
Title:

“LANDLORD”

GATEWAY 80 INDUSTRIAL, LLC,
a Delaware limited liability company

By:	Gateway 80 Industrial PG, LLC
a Delaware limited liability company,
Managing Member

	By:	PDC Sacramento LLC,
a Delaware limited liability company
Its Manager

By:
Timothy W. Schaedler, Local Partner

“TENANT”

BLUE APRON, INC.,
a Delaware corporation

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                      , before me,                            , Notary Public, personally appeared                                                , who proved me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                      , before me,                            , Notary Public, personally appeared                                                , who proved me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                      , before me,                            , Notary Public, personally appeared                                                , who proved me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(SEAL)
Notary Public Signature

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY

Parcel 2 as shown on that certain map entitled “Parcel Map for Panattoni Development Company, Inc.” filed June 9, 2016 in Book 51 of Maps, at Page 64-65, Solano County Records.